                                                                     Exhibit 2.2




                           STOCK PURCHASE AGREEMENT

                                     AMONG

                           NATIONWIDE ELECTRIC, INC.

                                      AND


                              THE ALLISON COMPANY

                                    and its

                                 SHAREHOLDERS

                                      AND

                     ALLISON-SMITH ELECTRIC COMPANY, INC.



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                               TABLE OF CONTENTS
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RECITALS...................................................................    1

ARTICLE I DEFINITIONS......................................................    1

ARTICLE II SALE AND PURCHASE OF COMPANY STOCK..............................    5
          2.1       Sale and Purchase......................................    5
          2.2       Purchase Price.........................................    5
          2.3       Delivery Date..........................................    5
          2.4       Closing................................................    6
          2.5       The Registration Statement.............................    6
          2.6       Dividends; Options.....................................    6

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS,
  THE COMPANY AND THE OPERATING COMPANY....................................    7
          3.1       Validity...............................................    7
          3.2       Corporate..............................................    8
          3.3       The Company Stock and Operating Company Stock..........    8
          3.4       Financial Statements...................................    9
          3.5       Absence of Certain Events..............................    9
          3.6       Title to and Condition of Personal Property............   10
          3.7       Real Property..........................................   10
          3.8       Leases.................................................   11
          3.9       Receivables............................................   11
          3.10      Contracts, Etc.........................................   11
          3.11      Material Customers and Suppliers.......................   12
          3.12      Litigation and Workers' Compensation Liability.........   12
          3.13      Insurance and Performance Bonds........................   13
          3.14      Intellectual Property..................................   13
          3.15      Compliance with Laws...................................   13
          3.16      Licenses, Permits and Authorizations...................   14
          3.17      Taxes..................................................   14
          3.18      Books and Records......................................   14
          3.19      Labor and Employment...................................   14
          3.20      Environmental..........................................   15
          3.21      ERISA..................................................   16
          3.22      Guaranteed Obligations.................................   18
          3.23      Disclosure.............................................   18
          3.24      Acknowledgment.........................................   19
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
          3.25      Interest in Customers and Suppliers and Related
                    Party Transactions.....................................   19
          3.26      Registration Statement.................................   19
          3.27      Brokers and Finders....................................   20

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF NEI...........................   20
          4.1       Corporate..............................................   20
          4.2       Authorization..........................................   20
          4.3       Capital Stock of NEI...................................   20
          4.4       Transactions in Capital Stock..........................   20
          4.5       Financial Statements...................................   21
          4.6       Liabilities And Obligations............................   21
          4.7       Conformity With Law; Litigation........................   21
          4.8       No Violations..........................................   21
          4.9       NEI Stock..............................................   22
          4.10      No Side Agreements.....................................   22
          4.11      Disclosure.............................................   22
          4.12      Other Agreements.......................................   22
          4.13      Registration Statement.................................   22
          4.14      Investment Intent......................................   22

ARTICLE V ACTIONS BY SHAREHOLDERS, THE COMPANY
  AND THE OPERATING COMPANY................................................   23
          5.1       Access.................................................   23
          5.2       Carry on in Ordinary Course............................   23
          5.3       General Increases Limited..............................   24
          5.4       Preservation of Organization...........................   24
          5.5       No Default.............................................   24
          5.6       Dividends..............................................   24
          5.7       Voting Trusts or Other Arrangements....................   25
          5.8       Interim Financial and Borrowing Statements.............   25
          5.9       Bids and Contracts.....................................   25
          5.10      Cash Withdrawals.......................................   25
          5.11      Environmental Audits...................................   25
          5.12      No Transfer............................................   25
          5.13      No Shop................................................   26
          5.14      Agreements.............................................   26
          5.15      Notification of Certain Matters........................   26
          5.16      Cooperation in Preparation of Registration Statement...   27
          5.17      Authorized Capital.....................................   27
          5.18      Compliance With The Hart-Scott Act.....................   27

ARTICLE VI CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
  SHAREHOLDERS, THE COMPANY AND THE OPERATING COMPANY......................   28
          6.1       Representations and Warranties True....................   28
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            6.2   Compliance with Agreement.....................................................  28
            6.3   No Litigation.................................................................  28
            6.4   Employment Agreements.........................................................  28
            6.5   IPO Closing...................................................................  28
            6.6   Hart-Scott Act................................................................  28
            6.7   Opinion of Counsel............................................................  28
            6.8   No Material Adverse Change....................................................  28

ARTICLE VII CONDITIONS PRECEDENT TO NEI'S OBLIGATIONS...........................................  29
            7.1   Representations and Warranties True...........................................  29
            7.2   Compliance with Agreement.....................................................  29
            7.3   Execution and Deliverables....................................................  29
            7.4   Corporate Documents...........................................................  29
            7.5   Due Diligence.................................................................  29
            7.6   Employment Agreements.........................................................  30
            7.7   No Material Adverse Change....................................................  30
            7.8   Opinion of Counsel for Shareholders...........................................  30
            7.9   Resignations..................................................................  30
            7.10  Board Approval................................................................  30
            7.11  No Litigation.................................................................  30
            7.12  Shareholders' Release.........................................................  30
            7.13  Termination of Related Party Agreements.......................................  31
            7.14  Other Founding Companies......................................................  31
            7.15  FIRPTA Certificate............................................................  31
            7.16  IPO Closing...................................................................  31
            7.17  Facility Leases...............................................................  31

ARTICLE VIII COVENANTS..........................................................................  31
            8.1   Release From Guarantees; Repayment of Certain.................................  31
            8.2   Preparation And Filing of Tax Returns.........................................  32
            8.3   Further Assurances............................................................  33
            8.4   Satisfaction of Indebtedness..................................................  33
            8.5   Employment Agreements.........................................................  33

ARTICLE IX INDEMNIFICATION......................................................................  33
            9.1   Indemnification by The Shareholders...........................................  33
            9.2   Indemnification by NEI........................................................  34
            9.3   Procedure.....................................................................  35
            9.4   Exclusive Remedy..............................................................  36
            9.5   Limitations on Indemnification................................................  36

ARTICLE X TERMINATION...........................................................................  37
           10.1   Termination...................................................................  37
           10.2   Liabilities in Event of Termination...........................................  38

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
ARTICLE XI NONCOMPETITION AND NONDISCLOSURE.....................................................  38
           11.1   Noncompete Covenant...........................................................  38
           11.2   Confidential Information......................................................  38
           11.3   Enforcement...................................................................  39

ARTICLE XII TRANSFER RESTRICTIONS...............................................................  39

ARTICLE XIII FEDERAL SECURITIES ACT REPRESENTATIONS.............................................  40
           13.1   Compliance with Law...........................................................  40
           13.2   Economic Risk; Sophistication.................................................  40

ARTICLE XIV REGISTRATION RIGHTS.................................................................  41
           14.1   Piggyback Registration Rights.................................................  41
           14.2   Registration Procedures.......................................................  41
           14.3   Indemnification...............................................................  43
           14.4   Underwriting Agreement........................................................  44
           14.5   Transfer of Rights............................................................  44
           14.6   Rule 144 Reporting............................................................  44

ARTICLE XV MISCELLANEOUS........................................................................  45
           15.1   Assignment....................................................................  45
           15.2   Governing Law.................................................................  45
           15.3   Notices.......................................................................  45
           15.4   Entire Agreement..............................................................  46
           15.5   Successors....................................................................  46
           15.6   Counterparts..................................................................  46
           15.7   Headings......................................................................  46
           15.8   Expenses......................................................................  46
           15.9   Survival......................................................................  47
           15.10  Costs.........................................................................  47
           15.11  Publicity.....................................................................  47
           15.12  Special Provisions Concerning the Profit Sharing Plan.........................  47


                           STOCK PURCHASE AGREEMENT


          THIS AGREEMENT is entered into as of June 12, 1998, by NATIONWIDE ELECTRIC, INC., a Delaware corporation ("NEI"), THE ALLISON COMPANY, a Georgia corporation (the "Company"), the shareholders of the Company identified in SCHEDULE A attached hereto and executing counterparts of this Agreement (the "Shareholders") and ALLISON-SMITH ELECTRIC COMPANY, INC., a Georgia corporation (the "Operating Company").

                                   RECITALS

          A. The Operating Company is a wholly-owned subsidiary of the Company engaged in the electrical contracting business.

          B. Shareholders own all of the issued and outstanding capital stock of the Company (the "Company Stock").

          C. NEI and its subsidiaries are entering into separate merger or acquisition agreements (the "Other Agreements") with other companies engaged in the electrical contracting business (the "Other Founding Companies") and NEI intends to conduct an initial public offering of its common stock. This Agreement, the Other Agreements and the initial public offering constitute the "NEI Plan of Organization."

          D. The Shareholders desire to exchange their Company Stock for cash and common stock of NEI, and NEI desires to acquire the Company Stock, in accordance with the terms and conditions of this Agreement.

                                   AGREEMENT

          In consideration of the foregoing and the mutual covenants and promises contained herein, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          In addition to other terms defined in this Agreement, the following terms shall have the following meanings:

          "1933 Act" means the Securities Act of 1933, as amended.

          "1934 Act" means the Securities Exchange Act of 1934, as amended.

          "Affiliate" with respect to any Person, means any Person controlling, controlled by or under common control with such Person.

          "Business Day" shall mean any day other than Saturday, Sunday or a day on which banks are authorized or required to close in Kansas City, Missouri or Atlanta, Georgia.

          "Closing Date" shall mean the date as of which the exchange of Company Stock for NEI Stock and cash is consummated in accordance with Article II.

          "Company" shall mean The Allison Company, a Georgia corporation.

          "Company Stock" shall mean all of the issued and outstanding capital stock of the Company owned by the Shareholders on the Delivery Date and the Closing Date.

          "Delivery Date" shall mean the date on which the Company Stock is required to be delivered in trust pending the Closing Date, as contemplated in
Article II.

          "Earnout" shall mean that portion of the Purchase Price identified as such on SCHEDULE 2.2.

          "Effective Date" shall mean the date the Registration Statement is declared effective by the SEC.

          "Founding Companies" shall mean, collectively, the Company and the Other Founding Companies.

          "GAAP" means generally accepted accounting principles, consistently applied from period to period.

          "Hart-Scott Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and accompanying Rules.

          "IPO" shall mean NEI's initial public offering of NEI Stock pursuant to the Registration Statement.

          "Material Adverse Change" means a material adverse change in the business, operations, financial condition or prospects of the Company or the Operating Company or the value of the Company Stock or the Operating Company Stock.

          "Material Adverse Effect" means a material adverse effect on the business, operations, financial condition or prospects of the Company or the Operating Company or the value of the Company Stock or the Operating Company Stock.

          "NEI" shall mean Nationwide Electric, Inc. and its subsidiaries.

          "NEI Charter Documents" shall mean the Certificate of Incorporation and Bylaws of NEI, as amended or restated from time to time.

          "NEI Plan of Organization" shall mean the IPO and the acquisition or merger of the Founding Companies by or into NEI or its subsidiaries.

          "NEI Stock" shall mean the voting common stock, par value $.01 per share, of NEI.

          "Operating Company" shall mean Allison-Smith Electric Company, Inc., a Georgia corporation and wholly-owned subsidiary of the Company.

          "Operating Company Stock" shall mean the outstanding capital stock of the Operating Company, all of which is owned by the Company.

          "Other Founding Companies" shall mean the Founding Companies other than the Company.

          "Person" shall mean any individual, corporation, trust, limited liability company, partnership or other entity.

          "Pricing" means the date on which the public offering price per share of the NEI Stock to be offered in the IPO is determined by NEI and the Underwriters.

          "Profit Sharing Plan" means The Allison-Smith Company Profit Sharing Plan, as amended.

          "Prospectus" shall mean the prospectus contained in the Registration Statement, as amended or supplemented from time to time.

          "Registration Statement" means the registration statement on Form S-1 to be filed with the SEC covering the shares of NEI Stock to be issued in the IPO, as amended or supplemented from time to time.

          "Return" means any return, report or statement (including information returns) required to be filed in connection with any Tax.

          "SEC" means the United States Securities and Exchange Commission.

          "Shareholder Representative" means Robert Allison.

          "Shareholders" means the shareholders of the Company executing this Agreement.

          "State of Incorporation" means the State of Georgia.

          "Tax" or "Taxes" means any and all federal, state, local and foreign income, gross receipts, sales, use, ad valorem, value added, franchise, withholding, employment, excise, property and other taxes or assessments, plus any interest or penalties payable with respect to the same.

          "Underwriters" means the underwriters of the IPO.

          In addition to the foregoing, the following definitions with respect to the Profit Sharing Plan shall apply to this Agreement:

          "David Cartwright Segregated Account" means the segregated account maintained by the Plan Trustee under the terms of the Profit Sharing Plan at the direction and for the benefit of David Cartwright.

          "Lanny Thomas Segregated Account" means the segregated account maintained by the Plan Trustee under the terms of the Profit Sharing Plan at the direction and for the benefit of Lanny Davis.

          "Robert Allison Segregated Account" means the segregated account maintained by the Plan Trustee under the terms of the Profit Sharing Plan at the direction and for the benefit of Robert Allison.

          "Individual Shareholders" means the Shareholders other than the Plan Segregated Accounts.

          "Plan Segregated Accounts" means the Robert Allison Segregated Account, the David Cartwright Segregated Account and the Lanny Thomas Segregated Account.

          "Plan Segregated Account Shares" means, in the case of each of the respective Plan Segregated Accounts, the shares of Company Stock held in such Plan Segregated Account, which as of the date of this Agreement are as follows:

          Robert Allison Segregated Account      __________ shares

          David Cartwright Segregated Account    __________ shares

          Lanny Thomas Segregated Account       __________ shares

          "Plan Trustee" means Compass Bank, an Alabama state bank, but solely in its capacity as Trustee of the Profit Sharing Plan and directed trustee of the respective Plan Segregated Accounts.

                                  ARTICLE II

                      SALE AND PURCHASE OF COMPANY STOCK

     2.1 Sale and Purchase. In accordance with and subject to the terms and conditions of this Agreement and in reliance upon the mutual representations and warranties contained herein, on the Closing Date, the Shareholders agree to sell and deliver to NEI, and NEI agrees to purchase from the Shareholders, all of the issued and outstanding shares of capital stock of the Company (the "Company Stock").

     2.2 Purchase Price. The aggregate Purchase Price for the Company Stock shall consist of cash at Closing, NEI Stock and the Earnout determined and allocated among the Shareholders in accordance with SCHEDULE 2.2 attached hereto. The cash portion of the Purchase Price due at Closing shall be payable by wire transfer to the account or accounts specified by the Shareholder Representative on the Closing Date. Notwithstanding the foregoing, NEI may reserve a cash amount of up to 2.5% of the aggregate Purchase Price as a basket (the "Basket") to compensate NEI for any accounts receivable and/or retainages of the Operating Company as stated on the Balance Sheet (as defined in Section
3.4 but without deduction for bad debt reserve in excess of $25,000) but not collected within one year after the Closing Date and any loss, damage or expense incurred by NEI as a result of a breach of any of the representations and warranties in Article III. The Basket funds shall be deposited by NEI in an interest-bearing account. Any amount remaining in the Basket at the expiration of one year following the Closing Date and not retained by NEI as compensation as set forth above, together with all interest earned on the investment of the Basket funds, shall be remitted pro rata to the Shareholders. Any accounts receivable stated on the Balance Sheet but not collected within one year after the Closing Date and for which funds in the Basket have been retained by NEI shall be assigned to the Shareholder Representative for the benefit of the Individual Shareholders and to the Plan Trustee for the benefit of the Profit Sharing Plan, as applicable, within a reasonable time following the expiration of such one year period. Each Shareholder shall be entitled to a pro rata portion of the aggregate Purchase Price in accordance with the percentage which the number of shares of Company Stock owned by such Shareholder bears to the total number of shares of Company Stock held by all the Shareholders. Notwithstanding the foregoing provisions of this Article II, prior to the Closing Date, the Company may transfer to Shareholders the assets of the Operating Company described in SCHEDULE 2.2 and approved in writing by NEI.

     2.3 Delivery Date. On the date specified by NEI by written notice to the Shareholders (the "Delivery Date"), which may be prior or subsequent to the Pricing, the Shareholders shall deliver in trust to NEI's counsel (in accordance with mutually acceptable escrow instructions): (a) all certificates for the Company Stock, accompanied by duly executed stock powers; (b) resolutions duly adopted by the Board of Directors of the Company approving this transaction; and
(c) such other documents, instruments, opinions, schedules, financial statements and assurances as NEI shall reasonably request (collectively, the "Deliverables"). The Deliverables shall be held in trust by NEI's counsel pending the Closing Date or distributed as otherwise provided in the escrow instructions. At least five days prior to the Delivery Date, NEI shall advise Shareholders of the procedures required for proper surrender of the certificates evidencing the Company Stock and shall supply such transmittal letters and other documentation required for such purpose, in form and substance as mutually agreed by the parties.

     2.4 Closing. On the date specified by NEI by written notice to the Shareholders (the "Closing Date"), which shall be not later than 15 days after the closing of the IPO, the Company Stock and Deliverables shall be delivered to NEI and the exchange of the Company Stock for the Purchase Price in cash and NEI Stock shall be consummated. Each Shareholder whose Deliverables were delivered to NEI's counsel on or prior to the Closing Date will receive that portion of the aggregate Purchase Price to which he or she is entitled. After the Closing Date, until properly surrendered to NEI's counsel, each outstanding certificate for Company Stock not delivered to NEI's counsel as of the Delivery Date shall be deemed for all purposes to represent only the right to receive that portion of the aggregate Purchase Price represented thereby. Unless and until surrendered as provided herein, no such certificate shall entitle the holder thereof to any portion of the Purchase Price. Except as provided in Section 2.2, no Shareholder shall be entitled to interest on any portion of the Purchase Price. The record holder of any certificate for Company Stock which shall have been lost or destroyed shall nevertheless receive the portion of the aggregate Purchase Price to which he or she is entitled, provided such holder delivers to NEI, at such holder's sole expense, a lost certificate affidavit in form and substance reasonably acceptable to NEI, together with such customary surety as NEI reasonably deems necessary to indemnify NEI for any loss or expense resulting from presentation of such lost or destroyed certificate.

     2.5 The Registration Statement. NEI shall use its best efforts to file the Registration Statement with the SEC and to cause the Registration Statement to become effective by September 30, 1998. If the Registration Statement has not been declared effective by the SEC by December 31, 1998 or this transaction has not Closed by January 22, 1999 for any reason other than failure of the Shareholders to satisfy any of the conditions in Article VII which are within their control, then Shareholders and the Company may terminate this Agreement by giving written notice to NEI not later than 15 days after such date.

     2.6 Dividends; Options. Subject to the right to make distributions as contemplated in Section 5.3, any and all dividends with respect to the Company Stock and the Operating Company Stock (whether or not permitted under the terms of this Agreement) declared at any time prior to the Closing Date and remaining unpaid on the Closing Date, and any and all outstanding options or other rights to acquire capital stock of the Company or the Operating Company in existence at any time prior to the Closing Date, shall be canceled effective as of the Closing Date.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS,
                     THE COMPANY AND THE OPERATING COMPANY

          The Individual Shareholders, the Company and the Operating Company jointly and severally make the following representations and warranties and acknowledge that NEI has relied thereon in entering into this Agreement. Each such representation and warranty is true and correct on the date hereof and shall be true and correct on the Delivery Date and the Closing Date, shall not be effected by any investigation conducted by NEI, and shall survive for a period of eighteen months following the Closing Date, with the exception of the representations and warranties in Section 3.17, which shall survive for a period of three years following the Closing Date, except as otherwise provided in
Section 9.5.3.

     3.1  Validity.

          3.1.1 This Agreement is, and any documents and instruments to be executed and delivered by Shareholders, the Company or the Operating Company pursuant hereto shall be, legal, valid and binding obligations of Shareholders, the Company and/or the Operating Company, enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency, moratorium and other similar laws.

          3.1.2 Except as contemplated in Section 5.18 or in connection with any government contracts disclosed to NEI and requiring the consent of the governmental contracting authority, neither the execution and delivery by Shareholders, the Company and the Operating Company of this Agreement nor the consummation of the transactions contemplated hereby requires the consent or approval of, or the giving of notice by Shareholders, the Company or the Operating Company to, or the registration by Shareholders, the Company or the Operating Company with, or the taking of any other action by Shareholders, the Company or the Operating Company in respect of, any federal, state or local governmental authority or any third party.

          3.1.3 The execution and delivery of this Agreement and the other instruments contemplated hereby and the consummation of the transaction contemplated hereby and thereby will not: (a) conflict with or violate any provision of, or constitute a breach or default under, the Articles of Incorporation or Bylaws of the Company or the Operating Company, any law, regulation, order, judgment or decree to which any Shareholder, the Company or the Operating Company is subject, or any agreement, instrument or restriction of any kind to which any Shareholder, the Company or the Operating Company is a party or by which any of them are bound; or (b) result in the creation or imposition of any lien, claim, charge or encumbrance of any nature whatsoever upon the Company Stock or Operating Company Stock or any assets of the Company or the Operating Company.

     3.2 Corporate. The Company and the Operating Company are corporations duly organized, validly existing and in good standing under the laws of the State of Incorporation and have all requisite corporate power and authority to own their respective property and operate their respective business as currently conducted. The Operating Company is duly qualified and in good standing in all states where the conduct of its business so requires and where failure to so qualify would have a Material Adverse Effect. Except as disclosed in SCHEDULE 3.2, the Operating Company has no subsidiaries and does not directly or indirectly control or own any interest in any corporation, partnership, limited liability company, joint venture, proprietorship or other business entity. The Company has no subsidiaries other than the Operating Company.

     3.3  The Company Stock and Operating Company Stock.

          3.3.1 A description of the authorized capital stock of the Company is attached as SCHEDULE 3.3.1. SCHEDULE 3.3.1 contains a complete list of all Shareholders of the Company and the number of shares of Company Stock owned by each Shareholder. The Company Stock and the Operating Company Stock are duly authorized, validly issued, fully paid and nonassessable. There are no shares of common stock or other securities of the Company issued and outstanding other than the Company Stock, nor any shares of common stock or other securities of the Operating Company issued and outstanding other than the Operating Company Stock. There are no outstanding options, warrants or other rights to acquire any common stock or other securities of the Company or the Operating Company or securities convertible into the same. No Person has been issued any stock grants, "phantom stock," stock appreciation rights or similar compensation expressed in or computed on the basis of the securities of the Company or the Operating Company or the value thereof. No Person has any preemptive right to purchase any securities of the Company or the Operating Company. There have been no stock splits, reverse stock splits or other recapitalizations of the Company or the Operating Company during the last five years. Neither the Company nor the Operating Company has redeemed or retired any of its common stock or other securities during the last five years.

          3.3.2 All legal and beneficial right, title and interest in the Company Stock is owned solely by the Shareholders and the Company Stock is and shall on the Closing Date be transferred to NEI free and clear of all liens, claims, pledges, security interests, encumbrances and restrictions. No securities of the Company other than the Company Stock are held by any Shareholder or any other Person, and no Person other than Shareholders has any equity interest in the Company. Except as disclosed in SCHEDULE 3.3.2 concerning sales of shares of Company Stock to the Shareholder Representative, no Shareholder has entered into any agreement, commitment or arrangement to transfer any Company Stock or any interest therein to any Person other than NEI or to merge the Company with or into any Person other than NEI. No Shareholder is a party to any proxy, voting trust, voting agreement or similar understanding with respect to the Company Stock or the election of directors of the Company.

          3.3.3 All legal and beneficial right, title and interest in the Operating Company Stock is owned solely by the Company and the Operating Company Stock is and shall on the Closing Date be free and clear of all liens, claims, pledges, security interests, encumbrances and restrictions. No securities of the Operating Company are held by any Person other than the Company, and no Person other than the Company has any equity interest in the Operating Company. The Company has not entered into any agreement, commitment or arrangement to transfer the Operating Company Stock or any interest therein to any Person or to merge the Operating Company with or into any Person. The Company is not a party to any proxy, voting trust, voting agreement or similar understanding with respect to the Operating Company Stock or the election of directors of the Operating Company.

     3.4 Financial Statements. Attached as SCHEDULE 3.4 are the audited consolidated financial statements of the Company and the Operating Company (including the notes thereto and the report thereon of the Company's independent public accountants) for the three most recent fiscal years of the Company and the Operating Company or for such shorter period that the Operating Company has been in business, together with the unaudited consolidated balance sheet (as updated as herein provided, the "Balance Sheet") and income statement of the Company and the Operating Company as of and for the period commencing on the first day of the current fiscal year of the Company and ending on the last day of the last month ended prior to the date hereof, and updated on a calendar monthly basis thereafter during the period prior to the Closing Date (collectively, the "Financial Statements"). The Financial Statements present fairly (and the unaudited Balance Sheet and income statement, as updated, will present fairly) the consolidated financial condition of the Company and the Operating Company as of their respective dates and the consolidated results of their operations for the respective periods then ended and have been (and will be) prepared in conformity with GAAP (provided, that the unaudited Financial Statements do not and will not include notes and are and will be subject to normal year-end adjustments). To the best knowledge of Shareholders, the Company and the Operating Company have no material liabilities, obligations or financial exposure of any nature, absolute or contingent, accrued or otherwise [including but not limited to contract claims or penalties or settlements thereof, liquidated damages, fines, assessments, union dues, unfunded pension contributions, trade payables, indebtedness for borrowed money, Taxes, accrued compensation or withholdings, negligence or contractor's liability to the extent not covered by insurance, doubtful accounts receivable or doubtful retainages, but excluding obligations incurred in the ordinary course of business between the date of the Balance Sheet, as updated during the period prior to the Closing Date (the date of the latest such updated Balance Sheet being the "Balance Sheet Date") and the Closing Date], which are not disclosed or adequately provided for in the most current Balance Sheet. To the best of Shareholders' knowledge, any business backlogs of the Operating Company in existence on the date hereof and disclosed to NEI are bona fide and were created in the ordinary course of business. The percentages of completion of the Operating Company's contracts in progress as of the Balance Sheet Date and disclosed in the Balance Sheet are accurate in all material respects in accordance with GAAP.

     3.5 Absence of Certain Events. Since the Balance Sheet Date, except as disclosed in SCHEDULE 3.5: (a) the business of the Operating Company has been conducted in the ordinary course; and (b) to the best of Shareholders' knowledge, there has not been any Material Adverse Change, nor to the best of Shareholders' knowledge any occurrence, circumstance or combination thereof which might reasonably be expected to have a Material Adverse Effect.

     3.6  Title to and Condition of Personal Property.

          3.6.1 Attached as SCHEDULE 3.6.1 is a complete list of all tangible personal property owned by the Operating Company (the "Personal Property"), excluding miscellaneous items of personal property with an aggregate cost of less than $10,000.

          3.6.2 The Operating Company has good and marketable title to the Personal Property, free and clear of any and all liens, claims, security interests, restrictions and encumbrances (except as disclosed in SCHEDULE 3.6.2). All of the Personal Property is in the Operating Company's possession and control.

          3.6.3 The Personal Property is and has been maintained in operating condition customary for similar property, ordinary wear and tear excepted. The Personal Property includes all of the equipment, vehicles (other than leased equipment and vehicles), tools and inventory required for the conduct of the Operating Company's operations as currently conducted.

          3.6.4 Except as contemplated in SCHEDULE 2.2 and approved by NEI, neither the Company nor the Operating Company has entered into any agreement or commitment to sell any of the Personal Property or any other assets of the Operating Company other than the sale of materials and supplies in the ordinary course of business, nor (except as disclosed in SCHEDULE 3.6.2) has the Company or the Operating Company made any commitment or taken or failed to take any action which would cause any lien to attach to any of the Personal Property.

     3.7  Real Property

          3.7.1 Attached as SCHEDULE 3.7.1 is complete list of all real property owned by the Company and/or the Operating Company (the "Real Property").

          3.7.2 The Company and/or the Operating Company has good and marketable title to the Real Property, free and clear of any and all liens, claims, security interests, restrictions and encumbrances (except as disclosed in SCHEDULE 3.7.2.).

          3.7.3 Except as provided in Section 3.8, neither the Company nor the Operating Company has entered into any agreement or commitment to sell or lease any of the Real Property nor, except as disclosed in SCHEDULE 3.7.2, has the Company or the Operating Company made any commitment or taken or failed to take any action which would cause any lien to attach to any of the Real Property.

     3.8 Leases. SCHEDULE 3.8 contains a list and description of all real property leases (together with all amendments and supplements thereto, the "Leases") to which the Company or the Operating Company is a party, either as lessor or lessee (the facilities subject to such Leases being referred to as the "Leased Facilities"). Each of the Leases is in full force and effect and neither the Company nor the Operating Company nor (to the best knowledge of Shareholders) any other party thereto has committed any default thereunder. Neither the Company nor the Operating Company is subject to any increase in rentals or other costs in connection with any Leased Facility of which the Company or the Operating Company is lessee which is not provided for in the applicable Lease.

     3.9 Receivables. The accounts receivable of the Operating Company as recorded on the Balance Sheet have been created in the ordinary course of business, represent valid and enforceable obligations owed to the Operating Company (subject to the Operating Company's bad debt reserve but, to the best knowledge of the Shareholders, not subject to any penalties, claims or retainages not disclosed in the Balance Sheet) and have been recorded in accordance with GAAP consistently applied.

     3.10 Contracts, Etc.

          3.10.1 Attached as SCHEDULE 3.10.1 is a complete list of all written or oral collective bargaining agreements, employment agreements and agreements that impose severance or termination pay liabilities on the Operating Company (collectively, "Employment Agreements").

          3.10.2 Attached as SCHEDULE 3.10.2 is a complete list of all written or oral contracts and subcontracts for the performance of electrical services, joint venture agreements, equipment and vehicle leases, licenses, commitments and other agreements (other than Employment Agreements) to which the Operating Company is a party and which (with the exception of any contracts with or for the benefit of any Shareholder or Affiliate of the Company or the Operating Company) exceed $50,000 in aggregate consideration to be received or paid thereunder (the "Contracts"). Each Contract is in full force and effect and constitutes the legal, valid and binding obligations of all parties thereto, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws. With the exception of good faith disputes described in SCHEDULE 3.10.2, the Operating Company is not in default and has not received or given any notice of default, and to the best knowledge of Shareholders no other party thereto is in default, under any Contract.

          3.10.3 Attached as SCHEDULE 3.10.3 is a list of all bids submitted by the Operating Company and requests for proposal received by the Operating Company as of the date hereof for which contracts have not yet been awarded.

          3.10.4 Attached as SCHEDULE 3.10.4 is a list of all financial institutions where the Operating Company maintains accounts and the names of the signatories on those accounts.

     Shareholders shall cooperate with NEI in making any changes in signatories desired by NEI following the Closing Date.

          3.10.5 Attached as SCHEDULE 3.10.5 is a complete list of all mechanics' liens filed by or against the Operating Company of which the Operating Company has received notice and which have not been discharged as of the date hereof.

          3.10.6 Attached as SCHEDULE 3.10.6 is a list of all existing disputes known to Shareholders under any of the Contracts. Except as disclosed in
     SCHEDULE 3.10.6, to the best of Shareholders' knowledge, the relationships of the Operating Company with its customers, contractors and suppliers are satisfactory.

     3.11 Material Customers and Suppliers.

          3.11.1 Attached as SCHEDULE 3.11.1 is a list of the ten largest customers of the Operating Company (the "Material Customers") by dollar volume of business during the twelve month period prior to the date hereof and the estimated dollar volume of business conducted by the Operating Company with each of the Material Customers during such period.

          3.11.2 Attached as SCHEDULE 3.11.2 is a list of the ten largest suppliers to the Operating Company's business (the "Material Suppliers") by dollar volume of business during the twelve month period prior to the date hereof and the estimated dollar volume of business conducted by the Operating Company with each of the Material Suppliers during such period.

          3.11.3 Shareholders have no reason to believe that any Material Customer or Material Supplier intends to terminate its relationship with the Operating Company before or after the Closing Date or that the Operating Company's relationship with any Material Customer or Material Supplier is unsatisfactory.

     3.12 Litigation and Workers' Compensation Liability.

          3.12.1 Except as disclosed in SCHEDULE 3.12.1: (a) there are no outstanding orders, judgments, injunctions, fines, penalties, citations, awards or decrees of any court, arbitrator or governmental or regulatory body involving the Company or the Operating Company; and (b) there are no claims, suits, arbitration proceedings, complaints or actions by any third party or legal, administrative, arbitration or other proceedings or investigations by any governmental agency, pending or, to the best of Shareholders' knowledge, threatened against the Company or the Operating Company or any Shareholder. Copies of all letters provided to accountants by counsel for the Company and/or the Operating Company with respect to litigation or claims involving the Company and/or the Operating Company in the last five fiscal years have previously been delivered to NEI.

          3.12.2 Attached as SCHEDULE 3.12.2 is an accurate statement of all workers' compensation claims and liabilities and the amount thereof accrued, pending or, to the best of Shareholders' knowledge, threatened against the Operating Company as of the date hereof.

          3.12.3 No disclosure of any litigation in SCHEDULE 3.12.1 shall exempt such litigation from the indemnification provisions of Section 9.1.

     3.13 Insurance and Performance Bonds.

          3.13.1 Attached as SCHEDULE 3.13.1 is a complete list of all insurance policies maintained by the Operating Company, including the name of the insurer, the amount and nature of the coverage, the amount of the premium and the term of the policy. All such policies are in full force and effect and the premiums therefor are currently paid.

          3.13.2 Attached as SCHEDULE 3.13.2 is a complete list of all performance bonds given by the Operating Company, including the name of the issuer and beneficiary and the amount of each bond. Except as disclosed in
     SCHEDULE 3.13.2, no party has collected under or made any claim against any performance bond of the Operating Company or assessed any liquidated damage against the Operating Company during the last five years.

     3.14 Intellectual Property.

          3.14.1 Attached as SCHEDULE 3.14 is a list of all patents, patent applications, trademarks, trademark registrations, trade names, service marks and copyrights owned or licensed by the Company or the Operating Company. Except as disclosed in SCHEDULE 3.14, the Company or the Operating Company owns all right, title and interest in all such owned intellectual property.

          3.14.2 The Operating Company has the right to use all data and information (including confidential information, trade secrets and know-how) used in the conduct of its business.

          3.14.3 To the best knowledge of Shareholders, the Operating Company has not infringed any patent, copyright, trademark, trade name, trade secret or other proprietary or intellectual property right of any third party and has not received notice of any such infringement.

          3.14.4 All software license agreements to which the Operating Company is a party are in full force and effect, and the Operating Company has the right to use all computer software used in its business.

     3.15 Compliance with Laws. The Operating Company is in compliance in all material respects with all federal, state and local laws, regulations and ordinances applicable to the conduct of its business. The Operating Company has not solicited or accepted any improper payments from contractors, developers or others, made or solicited any improper payments to government officials or agencies, or improperly collaborated with other contractors in connection with the bidding process.

     3.16 Licenses, Permits and Authorizations. Attached as SCHEDULE 3.16 is a complete list of all licenses, permits, franchises and other governmental or trade authorizations and approvals (collectively, "Permits") necessary for the Operating Company to conduct its business, the failure of which to be obtained or maintained would have a Material Adverse Effect. All required Permits have been obtained by the Operating Company and are in full force and effect.

     3.17 Taxes. With the exception of any Taxes subject to good faith dispute and disclosed in SCHEDULE 3.17 attached hereto: (a) all Taxes owed by the Company and the Operating Company have been fully paid or provided for and all Returns in connection therewith have been timely filed or extended; and (b) the Company and the Operating Company have adequately accrued for all such Taxes payable subsequent to the last period for which they were paid, and neither the Company nor the Operating Company will have any liability for Taxes in excess of amounts accrued on the Balance Sheet.

     3.18 Books and Records. The books and records of the Company and the Operating Company: (a) are accurate and complete in all material respects; (b) have been maintained in accordance with good business and industry practices on a basis consistent with prior years; (c) state in reasonable detail and accurately and fairly reflect the transactions and business of the Company and the Operating Company; and (d) accurately and fairly reflect the basis for the Financial Statements. The minute books of the Company and the Operating Company reflect all corporate actions taken by the boards of directors and shareholders of the Company and the Operating Company.

     3.19 Labor and Employment.

          3.19.1 A complete list of all employees of the Operating Company as of the most recently available date has been delivered to NEI. Except as disclosed in SCHEDULE 3.19: (a) the Operating Company has not had during the last five years, nor to the best knowledge of Shareholders is there currently threatened, any walkout, strike, picketing, work stoppage, work slowdown, union grievance or other similar occurrence relating to union activity or labor practices; (b) the Operating Company has not committed any unfair labor practices; (c) there is no pending or, to the best knowledge of Shareholders, threatened charge or complaint against the Operating Company by the National Labor Relations Board or comparable state or local agency; (d) the Operating Company has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, conditions of employment, employee safety and health, collective bargaining and the payment and withholding of taxes; (e) the Operating Company has withheld all amounts required by law or agreement to be withheld from the wages or salaries of its employees, and is not liable for any arrearages of wages or employment taxes or penalties for failure to comply with any of the foregoing; (f) there are no material controversies pending or, to the best knowledge of Shareholders, threatened between the Operating Company and any of its employees or former employees; and (g) the Operating Company has not experienced a "plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. (S)(S)2101 et seq. ("WARN") within the last five years.

          3.19.2 If the Operating Company is a union contractor, the International Brotherhood of Electrical Workers has been recognized by the Operating Company as the bargaining unit for certain of its employees and such union currently represents approximately [____] of the Operating Company's employees. All union dues and benefits and contributions to union pension plans payable by the Operating Company under collective bargaining agreements have been fully paid, and the Operating Company has complied with its obligations under such collective bargaining agreements.

          3.19.3 If the Operating Company is not a union contractor, no union has sought to organize the Operating Company's workers or to hold union elections during the last three years.

     3.20 Environmental. Except as otherwise provided in SCHEDULE 3.20:

          3.20.1 There has not been any "release" (as defined in 42 U.S.C. (S) 9601(22)) or threat of "release" in or, to the best knowledge of Shareholders, about the Real Property or Leased Facilities (collectively, the "Facilities") of any: (a) "hazardous substances" (as defined in 42 U.S.C. (S) 9601(14)); (b) "chemicals" subject to regulation under Title III of the Superfund Amendments and Reauthorization Act (SARA) of 1986; (c) natural gas liquids, liquefied natural gas or synthetic gas; (d) petroleum, petroleum-based products, crude oil or any fraction; or (e) other hazardous or toxic substances or wastes or materials, pollutants, contaminants or other substances included under or regulated by any Environmental Laws (as defined in Section 3.20.8) (collectively, "Hazardous Substances").

          3.20.2 No part of the Facilities is or, to the best knowledge of Shareholders, has been used at any time prior to the Closing Date as the site of any handling, treatment, storage, refining or disposal of any Hazardous Substances and there are no Hazardous Substances on or in the Facilities, whether contained in barrels, tanks, equipment (moveable or fixed) or other containers, other than those utilized in the ordinary course of the Operating Company's business in conformity with applicable laws and regulations.

          3.20.3 No part of the Facilities is or has been at any time during the Operating Company's operation of the same, a "facility" as defined in 42 U.S.C. (S) 9601(9)(B).

          3.20.4 Except as disclosed in SCHEDULE 3.20.4, there are not now, nor has there been at any time during the Operating Company's operation thereof, any underground storage tanks located in or, to the best knowledge of Shareholders, about the Facilities.

          3.20.5 No asbestos or asbestos-containing materials have been installed, used, incorporated into or disposed of in or about the Facilities.

          3.20.6 No polychlorinated biphenyls are located in or, to the best knowledge of Shareholders, about the Facilities.

          3.20.7 Accurate and complete copies of any and all environmental investigations, studies, audits, tests, reviews and analyses in the possession of any Shareholder, the Company or the Operating Company and relating to the Facilities have been delivered to NEI.

          3.20.8 There are no conditions in or, to the best knowledge of Shareholders, about the Facilities which violate in any material respect any federal, state or local law, ordinance, rule, regulation or agreement pertaining to: (a) environmental protection, regulation, contamination or clean-up; (b) underground storage tanks; (c) asbestos or asbestos-containing materials; or (d) the handling, treatment, storage, use or disposal of Hazardous Substances, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA"), the Solid Waste Disposal Act, Department of Transportation regulations regarding the transportation of Hazardous Substances or other applicable materials, state lien or superlien or environmental protection, regulation, contamination or clean-up statutes, or any statute or rule of law providing common law remedies relating to Hazardous Substances (collectively, "Environmental Laws"). The Facilities and the Operating Company's use of the same and all business and electrical contracting practices of the Operating Company comply in all material respects with all Environmental Laws.

          3.20.9 No litigation, claims or demands have been brought or, to the best knowledge of Shareholders, threatened against the Company or the Operating Company by any governmental authority or private claimant in connection with any Hazardous Substances or alleging any violation of Environmental Laws or any injuries suffered or incurred by reason of any matter referred to in this Section 3.20.

          3.20.10 There are no liens under Environmental Laws on any of the Personal Property or Facilities, and no governmental actions have been taken or are in process which could subject any of the Personal Property or Facilities to such liens.

          3.20.11 All disposal practices relating to Hazardous Substances have been accomplished in accordance with all applicable laws, rules, regulations and ordinances.

     3.21 ERISA.

          3.21.1 Attached as SCHEDULE 3.21.1 is a list of all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and all other employee benefit arrangements, policies or payroll practices, including retirement, savings, disability, medical, dental, health and life insurance plans, death benefit plans, group insurance, profit sharing, deferred compensation, bonus, stock option, stock bonus or other stock incentive plans, vacation pay, severance or termination pay policies, "cafeteria" or "flexible benefit" plans under
     Section 125 of the Internal Revenue Code of 1986, as amended (the "Code"), or other employee benefit plans, arrangements, contracts, agreements, policies or commitments, whether formal or informal, written or oral, that provide benefits for employees or former employees of the Operating Company or for which the Company or the Operating Company could have any actual or contingent liability (collectively, "Benefit Plans"). The Company or the Operating Company has made available to NEI a copy of each Benefit Plan and any related funding agreements, all of which are legally valid and binding and in full force and effect, and there are no defaults thereunder. The Company or the Operating Company has also made available to NEI copies of the summary plan description for each Benefit Plan, the most recent annual report and actuarial report for each Benefit Plan, if any, and the Internal Revenue Service determination letter, if any, for each Benefit Plan and each amendment thereto.

          3.21.2 The Benefit Plans have been operated and administered by the Operating Company in compliance in all material respects with all applicable laws, including ERISA and the Code, and all reports required by any government agency with respect to each Benefit Plan have been timely filed. With respect to the Benefit Plans, no event has occurred which would subject the Company or the Operating Company to liability (except for benefits, claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable statute, order or governmental rule or regulation. With respect to the Benefit Plans, there has been no prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code, and there has been no action, suit, grievance, arbitration or other claim with respect to the administration or investment of assets of the Benefit Plans (other than routine claims for benefits made in the ordinary course) pending, or to the best knowledge of Shareholders, threatened against the Company or the Operating Company. All contributions required to be made to each Benefit Plan under its terms, ERISA or other applicable law have been timely made. Neither the Company nor the Operating Company has any material unfunded liabilities or obligations under any of the Benefit Plans.

          3.21.3 Except as disclosed in SCHEDULE 3.21.3, neither the Company nor the Operating Company nor any member of their "controlled group" under
     Section 414 of the Code contributes to a "multiemployer plan," as defined in Section 414(f) of the Code or Section 3(37) of ERISA. With respect to each multiemployer plan in which the Company or the Operating Company or any member of their controlled group participates or has participated, neither the Company nor the Operating Company nor any member of the controlled group: (a) has withdrawn, partially withdrawn, or received notice of any claim or demand for withdrawal liability or partial withdrawal liability; (b) has received notice that any such plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that any such plan is or may become insolvent; (c) has failed to make any required contributions; or (d) has incurred any withdrawal liability by reason of a sale of assets pursuant to Section 4204 of ERISA.

          3.21.4 With respect to each Benefit Plan which is subject to Title IV of ERISA: (a) no such Benefit Plan has terminated, or has filed a notice of intent to terminate in the last six years; (b) there is no outstanding liability under Section 4062 of ERISA; (c) neither the Company nor the Operating Company nor any member of their controlled group that is a substantial employer has made a withdrawal (or has been deemed to do so under Section 4062(e) of ERISA) that could result in liability under
     Section 4063 of ERISA or otherwise; (d) the Pension Benefit Guaranty Corporation has not instituted proceedings to terminate such Benefit Plan; and (e) no reportable event, as described in Section 4043 of ERISA, has occurred.

          3.21.5 Except as disclosed in SCHEDULE 3.21.3 no Benefit Plan is a "multiple employer plan" within the meaning of Section 4063 or 4064 of ERISA.

          3.21.6 No current or former employee of the Operating Company is or may become entitled to post-employment benefits of any kind other than coverage mandated by Section 4980B of the Code.

          3.21.7 Each Benefit Plan of the Company or the Operating Company or member of their controlled group has been operated at all times in substantial compliance with the provisions of COBRA and any applicable similar state law.

     3.22 Guaranteed Obligations. SCHEDULE 3.22 contains a complete description of all liabilities and obligations of the Company or the Operating Company which have been guaranteed by any of the Shareholders as of the Closing Date (the "Guaranteed Obligations").

     3.23 Disclosure.

          3.23.1 No representation or warranty of Shareholders, the Company or the Operating Company in this Agreement or any other document delivered pursuant hereto or any statement, document, certificate or exhibit furnished or to be furnished by Shareholders, or the Company or the Operating Company pursuant to this Agreement or in connection with the transactions contemplated hereby (including but not limited to the Financial Statements and the Director and Officer Questionnaires and any other questionnaires or representation certificates furnished by the Company, the Operating Company and/or the Shareholders) contains or will contain any untrue statement of material fact or omits or will omit a material fact necessary to make the statements contained herein or therein not misleading.

          3.23.2 If, during the period of time in which a prospectus is required to be delivered in connection with the IPO, the Company or the Operating Company or any Shareholder becomes aware of any fact or circumstance which would affect in any material respect the accuracy of a representation or warranty of the Company or the Operating Company or the Shareholders in this Agreement or a representation or disclosure with respect to the Company or the Operating Company or the Shareholders in the Registration Statement or Prospectus, the Company, the Operating Company and the Shareholders shall immediately give notice of such fact or circumstance to NEI. However, such notification shall not relieve the Company, the Operating Company or the Shareholders from their respective obligations under this Agreement, and the truth and accuracy of all representations and warranties of the Company, the Operating Company and the Shareholders as of the date of this Agreement and as of the Delivery Date and the Closing Date, as updated as herein provided, shall be a precondition to the consummation of this transaction.

     3.24 Acknowledgment. The Shareholders acknowledge and agree: (a) that there exists no firm commitment, binding agreement or promise of any kind, express or implied, that a Registration Statement will become effective or that the IPO will occur; (b) that neither NEI or any of its officers, directors, agents or representatives nor any Underwriter shall have any liability to the Company, the Operating Company, the Shareholders or any other Person for any failure of the Registration Statement to become effective or any failure of the IPO to occur at a particular price or within a particular range of prices or to occur at all;
(c) that NEI has not committed to pay any dividends on the NEI Stock and that, in all likelihood, no dividends will be paid on the NEI Stock in the foreseeable future; (d) that if the Registration Statement becomes effective there is no guaranty the NEI Stock will appreciate or not depreciate in value, that an active market will exist for the NEI Stock, or that the Shareholders will be able in the future to sell their NEI Stock at a price equal to or greater than the public offering price per share in the IPO; and (e) that the decision of the Shareholders to enter into this Agreement and to exchange the Company Stock for NEI Stock and cash has been made independent of, and without reliance upon, any statements, opinions, communications or due diligence investigations made or performed by any prospective Underwriter.

     3.25 Interest in Customers and Suppliers and Related Party Transactions. Except as described in SCHEDULE 3.25, no Shareholder nor any officer, director or Affiliate of the Company or the Operating Company or of any Shareholder: (a) possesses, directly or indirectly, any financial interest in or is a director, officer, employee or Affiliate of any corporation, firm, association or business organization that is a customer, supplier or competitor of the Operating Company or is engaged in any other business relationship with the Company or the Operating Company; or (b) is or will be a party to any agreement or arrangement that involves receipt by such person of compensation or property from the Company or the Operating Company other than through a customary employment relationship.

     3.26 Registration Statement. To the best of Shareholders' knowledge, none of the information (including financial information) supplied or to be supplied by the Company or the Operating Company or the Shareholders specifically for inclusion in the Registration Statement contains or will contain any untrue statement of material fact concerning the Company or the Operating Company or the Shareholders or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein concerning the Company or the Operating Company or the Shareholders, in light of the circumstances under which they are made, not misleading. The Company and the Shareholders shall have the right to review and approve in advance any statements made about the Company, the Operating Company and the Shareholders in the Registration Statement. Neither the Profit Sharing Plan nor the Plan Trustee shall have any liability or responsibility for any information included in or omitted from the Registration Statement, but the Plan Trustee shall have the right to review information, if any, concerning the Profit Sharing Plan or the Plan Segregated Accounts included in the Registration Statement.

     3.27 Brokers and Finders. Neither Shareholders nor the Company nor the Operating Company have retained any broker or finder in connection with this transaction, and neither NEI nor any subsidiary shall become liable for the fees of any such brokers or finders as a result of this transaction.

                                  ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF NEI

          NEI makes the following representations and warranties and acknowledges that Shareholders, the Company and the Operating Company have relied thereon in entering into this Agreement. Each such representation and warranty is true and correct on the date hereof and shall be true and correct on the Delivery Date and the Closing Date, shall not be affected by any investigation conducted by Shareholders, and shall survive for a period of eighteen months following the Closing Date.

     4.1 Corporate. NEI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. NEI has the requisite power and authority to enter into this Agreement and acquire the Company Stock.

     4.2 Authorization. This Agreement has been duly authorized, executed and delivered by NEI and constitutes the legal, valid and binding obligation of NEI enforceable in accordance with its terms.

     4.3 Capital Stock of NEI. The authorized capital stock of NEI shall conform to the description thereof in the Registration Statement and shall be free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind other than as described in the Registration Statement. All of the issued and outstanding shares of capital stock of NEI have been duly authorized and validly issued, are fully paid and nonassessable and were offered, issued, sold and delivered by NEI in compliance with all applicable federal and state securities laws and the rules and regulations thereunder.

     4.4 Transactions in Capital Stock. Except for the Other Agreements and except as set forth in the Registration Statement or in connection with any future acquisitions or mergers which may be conducted by NEI or its subsidiaries: (a) there are no options, warrants, calls, conversion rights or commitments of any kind which obligate NEI to issue any of its authorized but unissued capital stock; and (b) NEI has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its securities or any interest therein or to pay any dividend or make any distribution in respect thereof.

     4.5 Financial Statements. The Financial Statements of NEI and its subsidiaries to be included in the Registration Statement (the "NEI Financial Statements") will have been prepared in accordance with GAAP and will present fairly the financial position of NEI and its subsidiaries as of the dates thereof and the results of operations of NEI and its subsidiaries for the periods then ended.

     4.6 Liabilities And Obligations. Except as set forth in the Registration Statement, NEI has no material liabilities or obligations of any kind, other than liabilities incurred in the ordinary course of business or as contemplated by this Agreement or the Other Agreements or in connection with other acquisitions or mergers which may be effected by NEI following the Closing Date and the fees and expenses incurred or to be incurred in connection with the transactions contemplated hereby and thereby.

     4.7 Conformity With Law; Litigation. Except as disclosed in the Registration Statement, NEI is not in violation of any law or regulation or any order of any court or federal, state, municipal or other governmental agency having jurisdiction over it and there are no claims, actions, suits or proceedings pending or, to the best knowledge of NEI, threatened against or affecting NEI at law or in equity or before or by any federal, state, municipal or other governmental agency and no notice of any such claim, action, suit or proceeding, whether pending or threatened, has been received. NEI has conducted its business in material compliance with the requirements of applicable law and regulation.

     4.8 No Violations.

          4.8.1 NEI is not in violation of the NEI Charter Documents or any material lease, instrument, agreement, license or permit to which NEI is a party or by which NEI or any of its assets are bound.

          4.8.2 The execution and delivery of this Agreement by NEI do not conflict with or result in a breach of any provision of, or constitute a default under any of the terms or conditions of: (a) the NEI Charter Documents; (b) any law, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to NEI or any of its assets; or (c) any other contract to which NEI is a party.

          4.8.3 Except for: (a) the filings with the SEC pursuant to the 1933 Act in connection with the IPO, the purchase and sale of the Company Stock and the acquisition or merger of the Other Founding Companies; (b) the declaration of effectiveness of the Registration Statement by the SEC and filings with various state blue sky authorities; and (c) any filings required under the Hart-Scott Act in connection with the purchase and sale of the Company Stock or the acquisition or merger of the Other Founding Companies, the NEI Plan of Organization does not require notice to, registration or filing with or the consent or approval of any governmental agency or other third party.

     4.9 NEI Stock. At the time of issuance and delivery to the Shareholders, the NEI Stock will constitute duly authorized and validly issued shares of NEI common stock, fully paid and nonassessable, and with the exception of restrictions upon resale set forth in Articles XII and XIII hereof, will be identical in all material respects (not including the form of certificate upon which it is printed or the presence or absence of a CUSIP number on any such certificate) to any NEI common stock issued and outstanding as of the date hereof, and will be issued, sold and distributed by NEI in compliance with all applicable federal and state securities laws. The NEI Stock shall at the time of such issuance and delivery be free and clear of any liens, claims or encumbrances, except as provided in Articles XII and XIII.

     4.10 No Side Agreements. NEI has not entered into and will not enter into any agreement with any of the Other Founding Companies or their shareholders, other than the Other Agreements and the agreements described in the Registration Statement, including the employment agreements, leases and Indemnification Agreements referred to therein or entered into in connection with the transactions contemplated thereby.

     4.11 Disclosure. The Registration Statement and Prospectus will not as of their respective dates contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, that the foregoing does not apply to any statements contained in or omitted from the Registration Statement or Prospectus in reliance upon information furnished by the Company, the Operating Company or the Shareholders for inclusion in the Registration Statement, and the Shareholders shall be entitled to rely thereon without regard to any other investigation made by the Shareholders or the fact that the NEI Stock issuable to Shareholders is not registered thereunder.

     4.12 Other Agreements. The Other Agreements will have been duly authorized, executed and delivered by NEI and will constitute the legal, valid and binding obligations of NEI and its subsidiaries enforceable against NEI and such subsidiaries in accordance with their respective terms.

     4.13 Registration Statement. The Registration Statement will comply as to form in all material respects with the applicable requirements of the 1933 Act and the regulations thereunder, provided that the foregoing does not apply to any information that the Company, the Operating Company or the Shareholders have furnished to NEI specifically for inclusion in the Registration Statement.

     4.14 Investment Intent. NEI is acquiring the Company Stock for its own account (or the account of its wholly-owned subsidiary), for investment purposes only, and without intention to sell, assign, transfer or distribute the same, except to its wholly-owned subsidiary. NEI acknowledges that the Company Stock has not been registered under the 1933 Act or any state securities laws and may not be reoffered or sold except pursuant to a registration statement under or an exemption from the registration provisions of the 1933 Act and applicable state securities laws.

                                   ARTICLE V

                     ACTIONS BY SHAREHOLDERS, THE COMPANY
                   AND THE OPERATING COMPANY PENDING CLOSING

          From the date hereof through the Closing Date, and subject to the confidentiality undertakings existing among the parties:

     5.1 Access. Shareholders, the Company and the Operating Company shall permit NEI and its representatives and the Underwriters and their representatives to perform such reasonable inspections, investigations and due diligence with respect to the Company and the Operating Company and their respective assets, business and financial condition as NEI or the Underwriters reasonably deem advisable. Shareholders, the Company and the Operating Company shall provide NEI and its representatives and the Underwriters and their representatives full access to and an opportunity to inspect all properties, facilities, books, records, accounts, contracts and documents of the Company and the Operating Company, and shall make themselves, their counsel and the officers and employees of the Company and the Operating Company reasonably available to NEI and the Underwriters and otherwise cooperate with NEI's and the Underwriters' due diligence investigations. Shareholders and the Company shall furnish NEI and its representatives and the Underwriters and their representatives all information with respect to the business and affairs of the Company and the Operating Company as NEI or the Underwriters reasonably request. Shareholders, the Company and the Operating Company shall permit NEI and the Underwriters to have access to other third parties, including contractors, suppliers and bankers with which the Company or the Operating Company does business, as reasonably required for verification of any information obtained by NEI or the Underwriters during their due diligence investigation. Shareholders and the Company shall permit NEI to conduct appraisals of the Operating Company's equipment and/or real estate at NEI's expense. NEI will provide prior notice to and will coordinate such due diligence investigations with Shareholders to avoid disruption or undue interference with the operations of the Operating Company or relations with customers or other third parties. Shareholders shall deliver to NEI copies of all environmental audits, risk assessments and other investigations performed with respect to the Operating Company or its assets at any time prior to the Closing Date. Notwithstanding the foregoing, the representations and warranties in Article III shall not be affected by any due diligence investigation conducted by NEI, the Underwriters or their respective representatives.

     5.2 Carry on in Ordinary Course. The Operating Company shall carry on its business in the ordinary course and substantially in the manner as heretofore conducted. The Operating Company shall not institute any methods of purchase, sale, bidding, management, accounting or operation which are inconsistent with past practice or with accepted standards in the industry without the prior written consent of NEI. The Operating Company shall not enter into any contract or commitment to purchase or sell any equipment, machinery, real property, capital assets or other assets (other than inventory or as necessary to perform contracts in the ordinary course) having a value in excess of $50,000, or engage in any transaction or incur any indebtedness or obligations outside the ordinary course of business (except as contemplated by this Agreement), without the prior written consent of NEI. The Company shall enter into a new Facility lease acceptable to NEI and Shareholders calling for a term of 10 years and a mutually acceptable rental rate. The Operating Company shall keep all performance bonds and insurance policies in full force and effect or shall provide reasonably equivalent replacements in substitution therefor.

     5.3 General Increases Limited. Without the prior written consent of NEI or as required under existing collective bargaining or employment agreements or to meet commitments previously made and disclosed to NEI, the Operating Company shall not: (a) increase or decrease the compensation or benefits of its officers or employees; or (b) pay or commit to pay any bonuses or commissions; provided, the Company may pay bonuses to officers in an amount not to exceed 50% of the consolidated pre-tax income of the Company for the period from July 1, 1997 through June 30, 1998, which the Company shall report as a deductible expense and so accrue the same on the Balance Sheet. For purposes of this Section 5.3, pre-tax income shall not be reduced by any bad debt reserve in excess of $25,000 attributable to the fiscal year of the Company which commenced July 1, 1997.

     5.4 Preservation of Organization. The Company shall use its best efforts to preserve the Operating Company's business organization intact (to the extent failure to do so would cause a Material Adverse Effect), to keep available to NEI the present employees of the Operating Company and to preserve for NEI the present relationships of the Operating Company with customers (including Material Customers), contractors and suppliers (including Material Suppliers) and others doing business with it, and the Shareholders shall not take or approve any action contrary to the Company's undertakings in this regard. Neither the Company nor the Operating Company shall amend its Articles of Incorporation or Bylaws or make any changes in its authorized or issued capital stock. Neither the Company nor the Operating Company shall issue to any Shareholder or any other Person any shares of common stock or other securities or grant to any Shareholder or other Person any right, option or warrant to purchase any common stock or other securities of the Company or the Operating Company or securities convertible into the same.

     5.5 No Default. Except in connection with good faith disputes existing from time to time and disclosed to NEI, the Operating Company shall perform all obligations under and shall not default under any Employment Agreement, Contract, commitment, obligation or indebtedness.

     5.6 Dividends. Neither the Company nor the Operating Company shall declare or pay any dividend or make any distribution, directly or indirectly, in respect of the Company Stock or Operating Company Stock, nor redeem any of the Company Stock or the Operating Company Stock, except as described and permitted in
Section 5.3 or as otherwise consented to in writing by NEI.

     5.7 Voting Trusts or Other Arrangements. Neither Shareholders nor the Company shall enter into any voting trust, voting agreement or other arrangement with respect to the Company Stock or Operating Company Stock or the election of directors of the Company or the Operating Company.

     5.8 Interim Financial and Borrowing Statements. Shareholders shall deliver to NEI such interim balance sheets and operating statements and statements of borrowings of the Company and the Operating Company at such intervals as NEI reasonably requests, but no more frequently than monthly.

     5.9 Bids and Contracts. Shareholders shall provide NEI with a copy of all bids submitted by and contracts awarded to or entered into by the Operating Company between the date of this Agreement and the Closing Date.

     5.10 Cash Withdrawals. No cash shall be withdrawn from the accounts of the Company or the Operating Company or withheld from their respective revenues, except: (a) as required for the conduct of the Operating Company's business in the ordinary course; and (b) as required for the payment of obligations incurred in the ordinary course; or (c) as otherwise expressly permitted in Section 5.3.

     5.11 Environmental Audits. Shareholders shall, and shall cause the landlords of the Company and the Operating Company to, permit NEI to conduct Phase I environmental assessments of the Facilities at NEI's expense. If NEI reasonably determines that a Phase II environmental assessment or any environmental remediation is necessary or advisable with respect to any Facility, such assessment and/or remediation shall be completed as soon as practicable at Shareholders' expense. Notwithstanding the foregoing, Shareholders' total liability for the cost of any Phase II environmental assessments shall not exceed $20,000.

     5.12 No Transfer. (a) No Shareholder shall transfer to any Person other than NEI or to other Shareholders or immediate family members of Shareholders who agree to become parties to this Agreement (or trustees for the benefit of Shareholders or such family members) (each, a "Permitted Transferee") any of the Company Stock or cause or permit the Company to transfer to any Person any of the Operating Company Stock, nor shall Shareholders, the Company or the Operating Company grant to any Person other than NEI or a Permitted Transferee any right, title or interest in or right or option to acquire any Company Stock or Operating Company Stock or other interest in the Company or the Operating Company.

          (b) To the fullest extent permitted by ERISA and other applicable law, the Individual Shareholders further agree to not cause the Profit Sharing Plan or the Plan Trustee to transfer any of the Plan Segregated Account Shares to any Person other than NEI or to grant to any Person other than NEI any right, title or interest in or right or option to acquire any of the Plan Segregated Account Shares.

     5.13 No Shop. None of the Shareholders, nor the Company nor the Operating Company nor any agent, officer, director, trustee or representative of any of the Shareholders, the Company or the Operating Company shall, during the period commencing on the date of this Agreement and ending on the earlier to occur of the Closing Date or the termination of this Agreement in accordance with its terms, directly or indirectly solicit or initiate the submission of proposals or offers from any Person for, participate in any discussions pertaining to, furnish any information to any Person other than NEI or its authorized agents in connection with, or enter into any transaction, agreement, understanding, arrangement or commitment in connection with: (a) any sale or acquisition of all or a material amount of the Company Stock or Operating Company Stock or all or a material amount of the assets of, or any equity interest in, the Company or the Operating Company; or (b) any merger, consolidation, joint venture (except joint ventures entered into in the ordinary course of business in connection with the provision of electrical contracting services and disclosed in writing to NEI) or business combination of the Company or the Operating Company with any other entity; and provided further that the Individual Shareholders agree, to the fullest extent permitted by ERISA and other applicable law, that they will not cause the Profit Sharing Plan or the Plan Trustee to take any such actions or to grant to any Person other than NEI any right, title or interest in or right or option to acquire any of the Plan Segregated Account Shares.

     5.14 Agreements. Shareholders, the Company and the Operating Company shall terminate, on or prior to the Closing Date: (a) any shareholder agreements, voting agreements, voting trusts, options, warrants and employment agreements to which the Company or the Operating Company is a party or entered into with respect to the Company or the Operating Company; and (b) any listing agreement between the Company or the Operating Company and any Shareholder, provided that nothing herein shall prohibit the Company or the Operating Company from paying (either prior to or on the Closing Date) notes or other obligations from the Company or the Operating Company to the Shareholders in accordance with their terms, which terms have been disclosed to and accepted by NEI.

     5.15 Notification of Certain Matters.

          5.15.1 Shareholders shall give prompt written notice to NEI upon becoming aware of any Material Adverse Change, any event or condition likely to have a Material Adverse Effect, or any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of the Company or the Operating Company or the Shareholders contained herein to be untrue or inaccurate in any material respect on or prior to the Closing Date.

          5.15.2 NEI shall give prompt written notice to Shareholders upon becoming aware of any material adverse change in the business or financial condition of NEI, any event or condition likely to have a material adverse effect on the business or financial condition of NEI, or any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of NEI contained herein to be untrue or inaccurate in any material respect on or prior to the Closing Date.

     5.16 Cooperation in Preparation of Registration Statement. The Company, the Operating Company and the Shareholders shall furnish or cause to be furnished to NEI and the Underwriters all information concerning the Company, the Operating Company and the Shareholders required for inclusion in, and will cooperate in all reasonable respects with NEI and the Underwriters in the preparation of, the Registration Statement and Prospectus (including audited and unaudited historical and pro forma financial statements prepared in accordance with GAAP, in form suitable for inclusion in the Registration Statement). Shareholders shall execute and deliver such documents, including questionnaires, representation certificates and lock-up agreements, deemed advisable by NEI or the Underwriters in connection with the IPO. The disclosure of information with respect to the Company, the Operating Company and the Shareholders in the Registration Statement and in the conduct of the IPO shall not constitute a violation of any confidentiality agreement, including Section 11.2 of this Agreement, among the parties hereto. All information and disclosures provided by Shareholders, the Operating Company or the Company in accordance with this
Section 5.16 shall be subject to the provisions of Sections 3.2.3, 3.2.4 and
3.2.6 hereof. The Company, the Operating Company and the Shareholder Representative agree promptly to advise NEI if at any time during the period in which a prospectus relating to the IPO is required to be delivered under the 1933 Act, they discover that any information contained in the Prospectus concerning the Company, the Operating Company or the Shareholders becomes inaccurate or incomplete in any material respect, and to provide the information needed to correct any such inaccuracy. NEI shall reimburse Shareholders for any legal and accounting fees incurred by them in performing the covenants in this
Section 5.16, up to a maximum aggregate reimbursement of $2,000.

     5.17 Authorized Capital. Prior to the Closing Date, NEI shall maintain its authorized capital stock as set forth in the Registration Statement, except for stock splits, changes made in response to comments made by the SEC or requirements of any exchange or automated trading system for which application is made to list the NEI Stock.

     5.18 Compliance With The Hart-Scott Act. If NEI or the Company determines that any filings under the Hart-Scott Act are required in connection with this Agreement, then: (a) each party agrees to cooperate and use its best efforts to comply with the Hart-Scott Act; (b) such compliance by the Shareholders, the Operating Company and the Company shall be deemed a condition precedent to NEI's obligations under this Agreement, and NEI's compliance shall be deemed a condition precedent to the obligations of Shareholders, the Company and the Operating Company hereunder; and (c) the parties agree to cooperate and use their best efforts to cause all filings required under the Hart-Scott Act to be made. If filings under the Hart-Scott Act are required, the cost thereof (including filing fees) shall be paid by NEI. The obligation of each party to consummate the transactions contemplated by this Agreement is subject to the expiration or termination of the waiting period under the Hart-Scott Act, if applicable.


                                 ARTICLE VI

                   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
              SHAREHOLDERS,  THE COMPANY AND THE OPERATING COMPANY

          Each and every obligation of Shareholders, the Company and the Operating Company to be performed on the Closing Date shall be subject to the satisfaction prior to or on the Closing Date of the following conditions, unless waived in writing by Shareholders:

     6.1 Representations and Warranties True. NEI's representations and warranties in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been given on the Closing Date, and Shareholders shall receive a certificate, dated as of the Closing Date, from an officer of NEI to that effect.

     6.2 Compliance with Agreement. NEI shall have complied with all its obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date, and Shareholders shall receive a certificate, dated as of the Closing Date, from an officer of NEI to that effect.

     6.3 No Litigation. No action or proceeding before any court or governmental agency shall have been instituted or threatened to restrain the purchase and sale of the Company Stock or the IPO.

     6.4 Employment Agreements. Each of the Persons listed on SCHEDULE 6.4 shall have entered into an employment and noncompetition agreement mutually acceptable to that Person and NEI.

     6.5 IPO Closing. The Registration Statement shall have been declared effective by the SEC, a copy thereof shall have been delivered to Shareholders, and closing of the IPO shall have occurred.

     6.6 Hart-Scott Act. If applicable, the expiration or termination of the waiting period under the Hart-Scott Act shall have occurred.

     6.7 Opinion of Counsel. Shareholders shall have received from NEI's counsel a written "authority opinion," dated as of the Closing Date, satisfactory in form and substance to Shareholders and their counsel.

     6.8 No Material Adverse Change. There shall not have been any material adverse change in the business or financial condition of NEI on a consolidated basis from that reflected in the Registration Statement, and the closing of Other Agreements with at least two of the Other Founding Companies described in the Registration Statement shall have occurred, or shall occur simultaneously with Closing of this Agreement.

                                  ARTICLE VII

                   CONDITIONS PRECEDENT TO NEI'S OBLIGATIONS

          Each and every obligation of NEI to be performed on the Closing Date shall be subject to the satisfaction prior to or on the Closing Date of the following conditions, unless waived in writing by NEI:

     7.1 Representations and Warranties True. The representations and warranties of Shareholders, the Company and the Operating Company in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been given on the Closing Date, and NEI shall receive certificates from the Shareholders to that effect.

     7.2 Compliance with Agreement. Shareholders, the Company and the Operating Company shall have complied with all of their obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date, and NEI shall receive certificates from the Shareholders to that effect.

     7.3 Execution and Deliverables. Each of the Shareholders shall have executed a counterpart of this Agreement and all Deliverables shall have been delivered to NEI.

     7.4 Corporate Documents. Shareholders shall have delivered to NEI: (a) certified copies of the Articles of Incorporation and Bylaws of the Company and the Operating Company; and (b) certificates from the proper state officials evidencing the good standing of the Operating Company in the State of Incorporation and all other states in which the Operating Company is qualified to do business.

     7.5 Due Diligence. NEI shall be satisfied with the results of its due diligence investigation, including but not limited to the following matters:

          7.5.1 NEI shall have completed and shall be satisfied with the results of the inspections, investigations and due diligence referred to in Section 5.1, including but not limited to: (a) verification of the quality, quantity and valuation of the Operating Company's assets and liabilities; (b) verification of Shareholders' factual representations regarding the Operating Company's business operations; (c) verification of the historical and expected operating performance of the Company and the Operating Company, as reflected in the Financial Statements and other information provided to NEI; and (d) approval of the Financial Statements.

          7.5.2 NEI shall have reviewed and approved all labor contracts relating to the Operating Company and shall be satisfied with the Operating Company's labor relations.

          7.5.3 NEI shall be satisfied that the Operating Company has clear and marketable title to its assets.

          7.5.4 NEI shall be satisfied that the transaction contemplated by this Agreement will not cause a breach or termination of any Contract materially beneficial to the Operating Company's business or operations.

          7.5.5 NEI shall have completed and shall be satisfied with the results of the Phase I environmental assessments and any Phase II environmental assessments contemplated in Section 5.11.

     Notwithstanding the foregoing, NEI shall not rely on this Section 7.5 as grounds for a refusal to Close following September 30, 1998, unless a material fact or circumstance which was not disclosed prior to or which arose after such date comes to the attention of NEI after such date which NEI, in its reasonable good faith judgment, determines would cause a Material Adverse Effect.

     7.6 Employment Agreements. The Operating Company shall have entered into employment agreements acceptable to NEI with such key employees of the Operating Company as designated by NEI and shall have made such other arrangements with respect to the Operating Company's key employees as NEI deems advisable, in form and substance substantially as set forth in SCHEDULE 7.6 attached hereto.

     7.7 No Material Adverse Change. There shall not have been any Material Adverse Change from the Balance Sheet Date to the Closing Date.

     7.8 Opinion of Counsel for Shareholders. NEI shall have received from Shareholders' counsel a written authority opinion, dated as of the Closing Date, addressed to NEI and satisfactory to counsel for NEI in form and substance.

     7.9 Resignations. All directors of the Company and the Operating Company shall have delivered their written resignations to NEI unless otherwise instructed by NEI.

     7.10 Board Approval. The transaction contemplated hereby shall have been approved by the Boards of Directors of the Company and the Operating Company.

     7.11 No Litigation. No action or proceeding before any court or governmental agency shall have been instituted or threatened to restrain or prohibit the purchase and sale of the Company Stock or the IPO.

     7.12 Shareholders' Release. The Shareholders shall have delivered to NEI an instrument dated the Closing Date releasing the Company, the Operating Company and NEI from: (a) any and all claims of the Shareholders against the Company, the Operating Company and NEI arising prior to the Closing Date; and (b) obligations of the Company, the Operating Company and NEI to the Shareholders arising prior to the Closing Date, except for: (i) continuing obligations to any Shareholders relating to their employment by the Operating Company; and (ii) obligations arising under this Agreement or the transactions contemplated hereby.

     7.13 Termination of Related Party Agreements. Except as set forth in
SCHEDULE 7.13, all existing agreements between the Company or the Operating Company and the Shareholders or their Affiliates shall have been terminated on or before the Closing Date.

     7.14 Other Founding Companies. NEI shall have entered into the Other Agreements with the Other Founding Companies and closing shall have occurred thereunder, with closing of this Agreement and the Other Agreements deemed to have occurred simultaneously.

     7.15 FIRPTA Certificate. If requested by NEI in connection with any real property lease to which any of the Shareholders and the Company, the Operating Company or NEI are or will be parties, each Shareholder shall have delivered to NEI a certificate to the effect that he or she is not a foreign person pursuant to Section 1.1445-2(b) of the Treasury regulations.

     7.16 IPO Closing. The Registration Statement shall have been declared effective by the SEC and closing of the IPO shall have occurred.

     7.17 Facility Leases. The Operating Company shall have entered into lease agreements mutually acceptable to NEI and the Shareholders with respect to the facilities currently occupied by the Operating Company.


                                 ARTICLE VIII

                                   COVENANTS

     8.1 Release From Guarantees; Repayment of Certain Obligations. NEI shall cause the Shareholders to be released from any and all guarantees of the indebtedness or pre-Closing indemnity obligations or liabilities of the Company and the Operating Company, including, without limitation the performance or surety bond obligations identified in SCHEDULE
8.1. In the event NEI cannot obtain such releases, in form and substance reasonably satisfactory to the affected Shareholders, from the lenders or bonding companies under any such guaranteed indebtedness or other liabilities within 120 days following the Closing Date, NEI shall promptly liquidate or otherwise refinance or retire such indebtedness or bond obligations such that the Shareholders' personal liability thereunder shall be released. NEI will indemnify the Shareholders against any loss or damage suffered by any of them during such 120 day period as a result of any such failure to secure the release of Shareholders.

     8.2 Preparation And Filing of Tax Returns.

          8.2.1 The Company and the Operating Company, if possible, or otherwise the Shareholders shall file or cause to be filed all federal, state and local income Tax Returns for the Company and the Operating Company for all taxable periods ending prior to the Closing Date, and shall permit NEI to review such Tax Returns prior to filing. The Shareholders shall pay or cause to be paid all Tax liabilities based on taxable income of the Company or the Operating Company prior to the Closing Date; provided, however, that Shareholders shall be obligated to pay such Tax liabilities only to the extent such liabilities have not otherwise been accrued or provided for in a manner acceptable to NEI by the Company or the Operating Company on the Balance Sheet. The Company and the Operating Company shall pay all of their respective Taxes due and payable on or prior to the Closing Date and shall adequately accrue for all Taxes due after the Closing Date but based on periods occurring prior to the Closing Date.

          8.2.2 NEI shall file or cause to be filed all Tax Returns for the Company and the Operating Company for periods after the Closing Date.

          8.2.3 (Intentionally omitted)

          8.2.4 If applicable, each of the Company, the Operating Company, NEI and each Shareholder shall comply with the tax reporting requirements of
     Section 1.351-3 of the Treasury Regulations promulgated under the Code, and will treat this transaction as a tax-free contribution under Section 351(a) of the Code subject to gain, if any, recognized on the receipt or constructive receipt of cash or other property under Section 351(b) of the Code. The Shareholders shall pay any Tax (including federal, state, and local income Tax and transfer Tax) arising from any taxable gain on the sale of the Company Stock effected hereby and the transfer of the Company Stock.

          8.2.5 If Section 8.2.4 does not apply, the Company, the Operating Company and/or the Shareholders shall file IRS Form 8594 and/or any other appropriate Tax forms under Section 1060 of the Internal Revenue Code reflecting the purchase price allocation elected by NEI and consented to by the Shareholders, such consent not to be unreasonably withheld or delayed.

          8.2.6 Shareholders shall fully cooperate with NEI in the event of any audit of the Tax Returns of the Company or the Operating Company for the tax year in which the Closing Date occurs or any prior tax year and, subject to the limitations set forth in Section 9.5, shall pay and hold the Company, the Operating Company and NEI harmless from any additional Taxes required to be paid as a result of any such audit or any resulting adjustment in the Tax liability of the Company, the Operating Company or NEI, to the extent such Taxes have not been accrued or provided for in a manner acceptable to NEI by the Company or the Operating Company on the Balance Sheet.

     8.3 Further Assurances.

          8.3.1 Shareholders will use their best efforts to: (a) obtain any consents by third parties or governmental authorities required or reasonably deemed desirable by NEI in connection with the consummation of the transactions contemplated hereby and NEI's assumption of control of the Company and the Operating Company; (b) fulfill or cause to be fulfilled each of the conditions precedent to NEI's obligations recited in Article VII hereof on or prior to the Closing Date; and (c) perform each of the acts and observe each of the covenants required to be performed or observed by Shareholders, the Company and the Operating Company at or prior to the Closing Date. NEI shall use its best efforts to fulfill or cause to be fulfilled each of the conditions precedent recited in Article VI hereof on or prior to the Closing Date and perform each of the acts and observe each of the covenants required to be performed or observed by NEI at or prior to the Closing Date.

          8.3.2 Shareholders, the Company and the Operating Company shall execute and deliver or cause to be executed and delivered such further instruments, in form and substance mutually acceptable to the parties, and use their best efforts to take such other action as NEI reasonably deems necessary or desirable to remedy any breach of representation or warranty made by Shareholders herein or to more effectively carry out the transfer of the Company Stock and the consummation of the transaction contemplated by this Agreement.

          8.3.3 NEI shall execute and deliver or cause to be executed and delivered such further instruments and use its best efforts to take such other action as Shareholders deem necessary or desirable to remedy any breach of representation or warranty made by NEI herein or to more effectively carry out the transfer of the NEI Stock and the consummation of the transaction contemplated by this Agreement.

     8.4 Satisfaction of Indebtedness. Contemporaneous with the Closing, NEI shall cause the indebtedness of the Company and the Operating Company described in SCHEDULE 8.4 to be paid in full.

     8.5 Employment Agreements. NEI shall cause the Operating Company to perform its obligations under the Employment Agreements.

                                  ARTICLE IX

                                INDEMNIFICATION

     9.1 Indemnification by The Shareholders. Shareholders jointly and severally agree to indemnify and hold NEI, its officers, directors and representatives harmless from any and all loss, cost, claim, damage, fine, penalty, expense (including reasonable attorneys' fees), liability and cause of action arising from: (a) any breach of the representations and warranties of Shareholders, the Company or the Operating Company contained herein or in any Schedules, certificates, questionnaires or other instruments delivered in connection herewith; (b) any breach of this Agreement by Shareholders, the Company or the Operating Company; (c) any liability under the 1933 Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of material fact relating to the Company or the Operating Company or the Shareholders which was based upon information provided to NEI or its counsel or the Underwriters by the Company or the Operating Company or the Shareholders and contained in the Registration Statement or Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to the Company or the Operating Company or the Shareholders required to be stated therein or necessary to make the statements therein not misleading; provided, that such indemnity shall not inure to the benefit of NEI to the extent such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and the Shareholders provided written corrected information to NEI for inclusion in the final Prospectus and such information was not so included, and provided further, that no Shareholder shall be liable for any indemnification pursuant to this Section 9.1(c) to the extent solely attributable to a breach of any representation, warranty or agreement made by any other Shareholder; (d) any default by the Operating Company under any performance bond occurring prior to the Closing Date; (e) any liability or obligation of the Company or the Operating Company which is not disclosed in the Balance Sheet or is not incurred in the ordinary course of business from the Balance Sheet Date to the Closing Date, and any liability arising from any litigation disclosed in SCHEDULE 3.12.1; (f) any violation by the Company or the Operating Company of any federal, state or local law, regulation or ordinance (including but not limited to Environmental Laws or laws governing the employment of labor or employee safety and health) occurring prior to the Closing Date; (g) any breach of any Employment Agreement or Contract or the terms of any Permit occurring prior to the Closing Date; (h) any litigation or claim arising from the conduct of the Operating Company's business prior to the Closing Date and not disclosed in SCHEDULE 3.12.1; (i) any uninsured workers' compensation claims or liabilities arising prior to the Closing Date and not disclosed in SCHEDULE 3.12.2; or (j) any federal, state or local audit of the Tax Returns of the Company or the Operating Company for the tax year in which the Closing Date occurs or any prior tax year and/or any claim or determination by any state other than Georgia that the Company or the Operating Company owes income, sales or withholding Taxes for any such year, and any additional Taxes which the Company, the Operating Company or NEI is required to pay in connection with any such audit, claim or determination or any resulting adjustment in the Tax liability of the Company, the Operating Company or NEI, except to the extent any such Tax liability is accrued on the most current Balance Sheet. Any liability of Shareholders under Section 9.1(j) shall be reduced by the net present value (computed at an annual capitalization rate of 10%) of any corresponding Tax deduction which may be taken by the Company, the Operating Company or NEI as a result of any such adjustment.

     9.2 Indemnification by NEI. NEI agrees to indemnify and hold the Shareholders harmless from any loss, cost, claim, damage, fine, penalty, expense (including reasonable attorneys' fees), liability and cause of action arising from: (a) any breach by NEI of its representations and warranties contained herein or in any Schedules or certificates furnished by NEI; (b) any breach by NEI of this Agreement or in connection with any damage caused by NEI or its representatives in the conduct of any environmental audits conducted pursuant to
Section 5.11 or other inspections conducted by NEI or its representatives; (c) any liability under the 1933 Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise arising in connection with the Other Agreements, or arising out of or based upon any untrue statement or alleged untrue statement of material fact relating to NEI or any of the Other Founding Companies contained in any preliminary prospectus, the Registration Statement or Prospectus or arising out of or based upon any omission or alleged omission to state therein a material fact relating to NEI or any of the Other Founding Companies required to be stated therein or necessary to make the statements therein not misleading, except to the extent such statement or omission relates to the Company, the Operating Company or the Shareholders; or (d) decisions made at the corporate level by NEI in connection with the conduct of the business of the Company or the Operating Company following the Closing Date.

     9.3 Procedure. If any party entitled to indemnification hereunder (whether individually or collectively, the "Indemnified Party") receives notice of any claim or the commencement of any action or proceeding with respect to which any other party (whether individually or collectively, the "Indemnifying Party") is obligated to indemnify pursuant to Section 9.1 or 9.2, the Indemnified Party shall promptly give the Indemnifying Party written notice thereof. Such notice shall describe the claim in reasonable detail and shall indicate the amount (estimated if necessary) of the loss that has been or may be sustained by the Indemnified Party in connection therewith. The Indemnifying Party may elect to compromise or defend, at the Indemnifying Party's own expense and by the Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnified Party. If the Indemnifying Party elects to compromise or defend such asserted liability, the Indemnifying Party shall within 30 days (or sooner, if the nature of the asserted liability so requires) notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, any such asserted liability. If: (a) the Indemnifying Party does not elect to compromise or defend against the asserted liability; (b) the Indemnified Party reasonably determines that the Indemnifying Party's counsel has a conflict of interest with the Indemnified Party or that the Indemnifying Party or its counsel is not diligently defending the claim; or (c) the Indemnifying Party fails to notify the Indemnified Party of its election to compromise or defend such asserted liability as provided herein, then the Indemnified Party may, if acting in accordance with its good faith business judgment, pay, compromise or defend such asserted liability at the Indemnifying Party's expense, and such settlement shall be binding on the Indemnifying Party for purposes of this Article IX. Notwithstanding the foregoing, neither the

Indemnifying Party nor the Indemnified Party may settle or compromise any claim over the reasonable good faith objection of the other. In any event, the Indemnified Party and the Indemnifying Party may each participate, at its own expense, in the defense against the claim. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. Notwithstanding the foregoing, if one or more of the Shareholders is an indemnifying party under any claim covered by
Section 9.1, the Shareholder Representative and an executive officer of NEI shall meet as a committee (the "Indemnification Committee") for the purpose of evaluating the merits and potential exposure of the indemnified parties under the claim. If the Shareholder Representative is able to negotiate a settlement of the claim on terms which provide a full release of the indemnified parties and do not obligate the indemnified parties to pay any amount or be bound by any injunctive or other equitable relief, and if the indemnified parties object to the settlement terms negotiated by the Shareholder Representative, then the liability of the indemnifying parties under Section 9.1 in connection with such claim shall be limited to the settlement amount negotiated and agreed to by the Shareholder Representative plus any investigation and defense costs incurred by the indemnified parties in connection with such claim.

     9.4 Exclusive Remedy. The indemnification provided for in this Article IX shall (except as provided in Articles XI and XIV) be the exclusive remedy in any action seeking damages or any other form of monetary relief brought under this Agreement by any party to this Agreement against another party. Any indemnity payment under this Article IX shall be treated as an adjustment to the exchange consideration for tax purposes unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the Indemnified Party or its Affiliates causes any such payment not to be treated as an adjustment to the exchange consideration for federal income Tax purposes.

     9.5 Limitations on Indemnification. Notwithstanding the foregoing provisions of this Article IX:

          9.5.1 NEI shall not assert any claim for indemnification against any of the Shareholders unless the aggregate of all claims which NEI may have against the Shareholders exceeds a deductible of $50,000 (other than claims for any failure to perform the covenants set forth in Article VIII), in which event only such amounts as shall be in excess of $50,000 shall be asserted. Neither the Company nor the Operating Company nor the Shareholders shall assert any claim for indemnification against NEI unless the aggregate of all claims which the Company, the Operating Company and the Shareholders may have against NEI exceeds a deductible of $50,000 (other than claims for failure to pay or deliver the cash portion of the Purchase Price, the Earnout or the NEI Stock or any failure to perform the covenants set forth in Article VIII, which shall not be subject to the deductible). Notwithstanding the foregoing, the litigation expenses incurred in the ordinary course in the "Atlanta Gas Mart" litigation described in SCHEDULE 3.12.1 shall not count against the $50,000 deductible but shall be taken into account as an expense in computing the Earnout described in SCHEDULE 2.2.

          9.5.2 The maximum aggregate liability of Shareholders under this
     Article IX shall be $5,000,000. Notwithstanding the foregoing: (a) the Trustee of the Profit Sharing Plan shall have no liability in its individual or corporate capacity under this Article IX; and (b) any indemnification for which Shareholders are liable under this Article IX shall be satisfied first from the assets of the Individual Shareholders, and then from assets of the Plan Segregated Assets allocated to such Shareholders. In no event shall any plan assets of the Profit Sharing Plan other than the Plan Segregated Assets be subject to the provisions of this
     Article IX.

          9.5.3 Except as provided in Section 9.1 (j), no Shareholder shall be liable under this Article IX for any claim asserted more than 18 months after the Closing Date. Shareholders' obligation under Section 9.1(j) shall survive for a period of three years following the Closing Date, unless Shareholders' obligation under Section 9.1(j) is due to Shareholders' Tax fraud, in which case such obligation shall survive indefinitely, or to any failure by Shareholders or the Company to file a federal or state income Tax Return, in which case such obligation shall survive for the applicable statute of limitations period.

          9.5.4 Each Shareholder's respective obligation under this Article IX shall be limited to a pro rata portion of the total liability of the Shareholders under this Article IX based upon the percentage which the portion of the Purchase Price to be received by such Shareholder bears to the total Purchase Price.


                                   ARTICLE X

                                  TERMINATION

     10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date, but only:

          10.1.1 By the mutual written consent of NEI and the Shareholders

          10.1.2 By NEI, if the Registration Statement shall not have been declared effective by the SEC by the close of business, Kansas City time, on December 31, 1998.

          10.1.3 By the Shareholders if the Registration Statement shall not have been declared effective by the SEC by the close of business, Kansas City time, on December 31, 1998 or this transaction shall not have Closed by January 22, 1999, for any reason other than failure of the Shareholders to satisfy any of the conditions in Article VII which are within their control.

          10.1.4 By the Shareholders, the Company and the Operating Company if the applicable conditions set forth in Article VI hereof have not been satisfied or waived as of the Closing Date

          10.1.5 By NEI if the applicable conditions set forth in Article VII hereof have not been satisfied or waived as of the Closing Date

          10.1.6 By NEI if NEI in its sole discretion elects to terminate the underwriting agreement with respect to the IPO or if NEI in its sole discretion elects not to proceed with the IPO or the NEI Plan of Organization.

     10.2 Liabilities in Event of Termination. NEI shall have no liability to the Company, the Operating Company or any Shareholder for any legal, accounting or other fees or expenses incurred by any of them in the event of any termination of this Agreement. Nothing contained in this Section 10.2 shall otherwise limit the rights of a non-breaching party under this Agreement.


                                  ARTICLE XI

                       NONCOMPETITION AND NONDISCLOSURE

     11.1 Noncompete Covenant. Each Shareholder (other than the Profit Sharing Plan or the Plan Trustee) agrees that for a term commencing on the Closing Date and ending upon expiration of the period set forth opposite such Shareholder's name in SCHEDULE 11.1 hereto, he or she shall not, directly or indirectly: (a) own or have any interest in, or be an officer, director, partner, joint venturer, employee, agent, representative or consultant of, or in any way assist, any corporation, partnership, limited liability company or other entity (other than the Operating Company) engaged in the commercial or industrial electrical contracting business anywhere in the United States of America (provided, the foregoing shall not prohibit the ownership of less than 5% of any publicly-traded entity); (b) divert or attempt to divert any customers or contractors of NEI or its subsidiaries or the Operating Company; or (c) entice or induce any employee or officer of NEI or its subsidiaries or the Operating Company to leave such service for the purpose of engaging in a competing commercial or industrial electrical contracting business. Shareholders (other than the Profit Sharing Plan) acknowledge the foregoing covenants are reasonable in scope or duration and are a material inducement for NEI to participate in this Agreement. Notwithstanding the foregoing, if a court of competent jurisdiction determines that the scope or duration of any such covenants are unreasonable and unenforceable in any respect, such covenants shall automatically be modified to the extent such court deems reasonable and enforceable under the circumstances and, as so modified, such covenants shall remain in full force and effect.

     11.2  Confidential Information.

          11.2.1 Shareholders jointly and severally agree that they shall not disclose to any Person (other than NEI and its representatives and the Underwriters and their representatives) nor use for any purpose (other than in connection with the IPO or the conduct of the Operating Company's business prior to the Closing Date or pursuant to any subpoena or order of any court or administrative agency) any confidential information, trade secrets, customer lists, price lists, bids, technical know-how or other confidential or proprietary information of or with respect to the Company or the Operating Company, whether or not marked or specifically identified as confidential.

          11.2.2 If this transaction does not close or if this Agreement is terminated for any reason, NEI shall not disclose to any Person nor use for any purpose (other than in connection with any action brought under this Agreement or pursuant to any subpoena or order of a court or administrative agency) any confidential information, trade secrets, customer lists, price lists, bids, technical know-how or other confidential or proprietary information of or with respect to the Company or the Operating Company, whether or not marked or specifically identified as confidential.

     11.3  Enforcement.

          11.3.1  Shareholders acknowledge that any breach of the covenants in
     Section 11.1 or 11.2.1 would cause irreparable injury to NEI which would not be fully compensable in damages. Accordingly, NEI may enforce any breach of such covenants by obtaining injunctive or specific relief from a court of competent jurisdiction, without the necessity of posting bond or proving lack of an adequate remedy at law.

          11.3.2  NEI acknowledges that any breach of the covenants in Section
     11.2.2 would cause irreparable injury to the Company and the Operating Company which would not be fully compensable in damages. Accordingly, the Company and the Operating Company may enforce any breach of such covenants by obtaining injunctive or specific relief from a court of competent jurisdiction, without the necessity of posting bond or proving lack of an adequate remedy at law.

          11.3.3 The remedies specified in this Section 11.3 shall be cumulative and not exclusive of other remedies available at law or in equity.

                                  ARTICLE XII

                             TRANSFER RESTRICTIONS

          Unless otherwise agreed by NEI, except for transfers to immediate family members of Shareholders who agree to be bound by the restrictions in this
Article XII (or trusts for the benefit of the Shareholders or such family members), for a period of one year from the Closing Date, except pursuant to
Article XIV hereof, none of the Shareholders shall sell, assign, exchange, transfer or otherwise dispose of any shares of NEI Stock received by them pursuant to this Agreement, except as contemplated in Section 15.1. The certificates evidencing the NEI Stock will bear a legend substantially in the form set forth below and containing such other information as NEI may deem necessary or appropriate:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, DISTRIBUTED OR OTHERWISE DISPOSED OF WITHOUT THE WRITTEN CONSENT OF THE ISSUER, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, DISTRIBUTION OR OTHER DISPOSITION PRIOR TO THE FIRST ANNIVERSARY OF THE DATE HEREOF. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

                                 ARTICLE XIII

                     FEDERAL SECURITIES ACT REPRESENTATIONS

     13.1 Compliance with Law. Shareholders acknowledge that the shares of NEI Stock to be delivered to the Shareholders pursuant to this Agreement have not been and will not be registered under the 1933 Act (except as provided in Article XIV) and may not be resold without compliance with the 1933 Act and regulations thereunder or pursuant to an applicable exemption thereunder. The NEI Stock is being acquired by the Shareholders solely for their own respective accounts, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of such stock in connection with a distribution. The Shareholders represent and agree that none of the shares of NEI Stock issued to them will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except in full compliance with all applicable provisions of the 1933 Act and the rules and regulations of the SEC. The NEI Stock shall bear the following legend in addition to the legend required under Article XII:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE FEDERAL AND

APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF SUCH LAWS.

     13.2 Economic Risk; Sophistication. The Shareholders represent that they are able to bear the economic risk of an investment in the NEI Stock and can afford to sustain a total loss of such investment. Each Shareholder has substantial knowledge and experience in making investment decisions of this type (or is relying on qualified purchaser representatives with such knowledge and experience) and is capable, either individually or together with such purchaser representatives, of evaluating the merits and risks of this investment. The Shareholders have had an adequate opportunity to ask questions and receive answers from the officers of NEI concerning the transaction contemplated hereby. Each Shareholder represents that he or she is an "accredited investor" as defined in Rule 501(a) under the 1933 Act, or if not an accredited investor, such Shareholder has sufficient income and net worth to withstand the risks of the investment contemplated hereby and, individually or together with his or her purchaser representatives, is sufficiently sophisticated to evaluate the merits and risks of such investment. The Shareholders acknowledge that the risks of this transaction include tax risks and the Shareholders have consulted with their tax advisors with respect to and fully accept such risks. Nothing contained in this Article XIII shall otherwise limit the rights of any Shareholder in the event of a default by NEI under this Agreement.

                                  ARTICLE XIV

                              REGISTRATION RIGHTS

     14.1 Piggyback Registration Rights. At any time following the Closing Date, whenever NEI proposes to register any NEI Stock for its own or others' account under the 1933 Act for a public offering, other than: (a) any shelf or other registration of shares to be used as consideration for acquisitions of additional businesses by NEI; or (b) registrations relating to employee benefit plans, NEI shall give each Shareholder written notice of its intent to do so. Upon the written request of any Shareholder given within 10 days after receipt of such notice, NEI shall cause to be included in such registration all of the NEI Stock issued to such Shareholder pursuant to this Agreement which any such Shareholder requests, other than shares of NEI Stock which may then be sold under Rule 144(k) (or any similar or successor provision) under the 1933 Act, and other than shares of NEI Stock that have been theretofore sold by the Shareholder in accordance with the 1933 Act, provided that NEI shall have the right to reduce pro rata the number of shares of each Selling Shareholder included in such registration to the extent that inclusion of such shares could, in the written opinion of tax counsel to NEI or its independent auditors, jeopardize the tax status of the transactions contemplated hereby and by the Registration Statement. In addition, if NEI is advised in writing in good faith by any managing underwriter of an underwritten offering of securities pursuant to a registration statement under this Section 14.1 that the number of shares to be sold by persons other than NEI is greater than the number of such shares which may be offered without adversely affecting the success of the offering, NEI may reduce pro rata (among the Shareholders and all other selling security holders in the offering) the number of shares offered for the accounts of such persons to a number deemed satisfactory by the managing underwriter. If any Shareholder disapproves of the terms of the underwriting, that Shareholder may elect to withdraw therefrom by written notice to NEI and the managing underwriter. That Shareholder's shares of NEI Stock so withdrawn shall also be withdrawn from registration; provided, that, if by the withdrawal of such shares a greater number of shares of NEI Stock held by other Shareholders may be included in such registration, then NEI shall offer to all other Shareholders the right to include additional shares in the same proportion used in effecting the above limitations.

     14.2 Registration Procedures. Whenever NEI is required to register shares of NEI Stock pursuant to Section 14.1, NEI will, as expeditiously as possible:

          14.2.1 Prepare and file with the SEC a registration statement with respect to such shares and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, NEI will furnish a representative of the Shareholders with copies of such documents proposed to be filed) as promptly as practicable.

          14.2.2 Notify the Shareholders of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          14.2.3 Prepare and file with the SEC such amendments and supplements to such registration statement and prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days, cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 474 under the 1933 Act; and comply with the provisions of the 1933 Act applicable to it with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in the registration statement or prospectus, as amended or supplemented.

          14.2.4 Furnish to each Shareholder who so requests such number of copies of such registration statement, each supplement thereto and the prospectus included therein (including each preliminary prospectus and any term sheet associated therewith), and such other documents as such Shareholder may reasonably request in order to facilitate the disposition of the shares.

          14.2.5 If requested by the managing underwriter or underwriters, if any, or any participating Shareholder, promptly incorporate in a prospectus supplement or post-effective amendment or term sheet such information as the managing underwriter or underwriters or any participating Shareholder, as the case may be, reasonably requests to be included therein, including, without limitation, information with respect to the number of shares of NEI Stock being sold by participating Shareholders to any underwriter or underwriters, the purchase price being paid therefor and the terms of the offering, and promptly make all required filings of the same by prospectus supplement or post-effective amendment.

          14.2.6 Make available for inspection by participating Shareholders, any underwriter participating in any disposition pursuant to such registration statement, counsel retained by the participating Shareholders, counsel for the underwriters and any accountant or other agent retained by participating Shareholders or any underwriter (collectively, the "Inspectors"), all financial and other records and pertinent corporate documents of NEI (the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause NEI's officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with such registration statement; provided, that records which NEI determines, in good faith, to be confidential and which NEI notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless: (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement; or (b) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or administrative agency after delivery of sufficient notice to NEI to enable NEI to contest such subpoena or order.

          14.2.7 Take all other steps reasonably necessary to effect the registration of the shares of NEI Stock contemplated hereby.

          14.2.8 Use best efforts to register the securities covered by such registration statement under such securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Shareholders, and to keep such registration or qualification effective during the period such registration statement is required to be kept effective, provided that NEI shall not be required to become subject to taxation, to qualify generally to do business or to file a general consent to service of process in any such states or jurisdictions.

          14.2.9 Cause all such shares of NEI Stock to be listed or included not later than the date of the first sale of such shares under the registration statement on any securities exchange or trading system on which similar securities issued by NEI are then listed or included.

          14.2.10 Notify each Shareholder at any time when a prospectus relating thereto is required to be delivered under the 1933 Act within the period that NEI is required to keep the registration statement effective of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect), together with any associated term sheet, contains an untrue statement of material fact or omits to state any fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made) not misleading, and, at the request of such Shareholder, NEI will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the covered shares, such prospectus will not contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made) not misleading.

     All expenses incurred in connection with a registration under this Article XIV and compliance with securities and blue sky laws (including all registration, filing, listing, escrow agent, qualification, legal, printing and accounting fees and expenses, but excluding underwriting commissions and discounts attributable to the shares being registered hereunder), shall be borne by NEI.

     14.3  Indemnification.

          14.3.1 In connection with any registration under Section 14.1, NEI shall indemnify, to the extent permitted by law, each selling Shareholder (each, an "Indemnified Party") against any and all loss, cost, claim, damage, expense (including reasonable attorneys' fees), liability and cause of action arising out of or resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or associated term sheet or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in or omitted from any information furnished in writing to NEI by such Indemnified Party expressly for use therein, or by any Indemnified Party's failure to deliver a copy of the registration statement or prospectus or any amendment or supplement thereto after NEI has furnished such Indemnified Party with a sufficient number of copies of the same.

          14.3.2 In connection with any registration under Section 14.1, each selling Shareholder shall furnish to NEI in writing such information concerning such Shareholder and his or her proposed offering of shares as is reasonably requested by NEI for use in any such registration statement or prospectus and will indemnify, to the extent permitted by law, NEI, its directors, officers and representatives and each Person who controls NEI (within the meaning of the 1933 Act) against any and all loss, cost, claim, damage, expense (including reasonable attorneys' fees), liability and cause of action resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission to state therein a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent such untrue or alleged untrue statement or omission or alleged omission is contained in or omitted from information so furnished in writing to NEI by such Shareholder expressly for use in the registration statement. Notwithstanding the foregoing, the liability of a Shareholder under this Section 14.3.2 shall be limited to an amount equal to the net proceeds actually received by such Shareholder from the sale of the relevant shares covered by the registration statement.

          14.3.3 The indemnification provided hereunder shall be governed by the procedures recited in Section 9.3.

     14.4 Underwriting Agreement. In connection with each registration pursuant to Section 14.1 covering an underwritten registered offering, NEI and each participating Shareholder agrees to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement for companies of NEI's size and investment stature, including indemnification; provided, the Shareholders shall be exempt from any indemnification of the managing underwriters other than with respect to information provided by the respective Shareholders to NEI or the managing underwriters specifically for inclusion in the registration statement.

     14.5 Transfer of Rights. The right to cause NEI to register shares of NEI Stock under this Agreement may be assigned by any Shareholder, but only to a member of such Shareholder's immediate family or a trust or partnership for the benefit of the Shareholder or such family members.

     14.6 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of NEI Stock to the public without registration, NEI agrees to use its reasonable efforts to:

          14.6.1 Make current public information regarding NEI available as contemplated in Rule 144 under the 1933 Act for a period of five years beginning 90 days following the effective date of the Registration Statement.

          14.6.2 File with the SEC on a timely basis all reports and other documents required of NEI under the 1934 Act at any time after it has become subject to such reporting requirements.

          14.6.3 So long as a Shareholder owns any restricted NEI Stock, furnish to each Shareholder upon written request a written statement by NEI as to its compliance with the current public information requirements of Rule 144 (at any time from and after 90 days following the effective date of the Registration Statement), and of the 1934 Act (any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of NEI, and such other reports and documents so filed as the Shareholder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Shareholder to sell any such shares without registration.

                                  ARTICLE XV

                                 MISCELLANEOUS

     15.1 Assignment. This Agreement shall not be assigned by any party without the prior written consent of the other parties. Any attempted assignment without such written consent shall be null and void and without legal effect. Notwithstanding the foregoing: (a) NEI may assign to any wholly-owned subsidiary of NEI its right to acquire and hold the Company Stock hereunder; and (b) any Shareholder may assign Company Stock and the rights and obligations of such Shareholder hereunder to Robert Allison or any Permitted Transferee.

     15.2 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the state of Missouri, without reference to conflicts of laws rules.

     15.3 Notices. All notices or other communications required or permitted hereunder shall be in writing and may be hand delivered or sent by certified mail, commercial overnight delivery service or facsimile transmission:

          If to Shareholders,
          the Company or the
          Operating Company:  c/o Mr. Robert Allison
                              2284 Marietta Blvd., N.W.
                              Atlanta, GA 30318
                              FAX: (404) 350-1065

          with a copy to:     Powell, Goldstein, Frazer & Murphy LLP
                              Sixteenth Floor
                              One Ninety One Peachtree Street
                              Atlanta, GA 30303
                              FAX: (404) 572-6999
                              Attn: David M. Armitage, Esq.
                                    William B. Shearer, Jr., Esq.

          If to NEI:          Nationwide Electric, Inc.
                              1201 Walnut, Suite 1300
                              Kansas City, MO 64106
                              FAX: (816) 556-2389
                              Attn: President

          with a copy to:     Stinson, Mag & Fizzell, P.C.
                              1201 Walnut Street, Suite 2800
                              Kansas City, MO 64106
                              FAX: (816) 691-3495
                              Attn: Marc Salle, Esq.

or to such other address or facsimile number as any party may provide the others in writing. Notice shall be effective when received by the party to whom addressed.

     15.4 Entire Agreement. Together with the Schedules and Exhibits hereto and the other agreements referenced herein, this constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, altered or amended except by written instrument executed by all parties hereto.

     15.5 Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     15.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute a single instrument.

     15.7 Headings. Headings in this Agreement are for convenience of reference only and shall have no effect in the interpretation of this Agreement.

     15.8 Expenses. Except as provided in Section 5.16, each party shall pay its own expenses in connection with the transaction contemplated hereby, whether or not such transaction is consummated. Without limitation, the fees and expenses of Shareholders' legal, accounting and financial advisors and any brokers and any transfer taxes payable on transfer of the Company Stock shall be paid by Shareholders.

     15.9 Survival. Those provisions of this Agreement which by their nature are intended to survive the Closing Date or by their terms explicitly survive the Closing Date or termination of this Agreement shall so survive for the period recited therein, or if no time period is recited therein, shall survive indefinitely.

     15.10 Costs. If any action or proceeding is brought for the enforcement or interpretation of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and all other costs and expenses incurred in such action or proceeding, in addition to any other relief to which it may be entitled.

     15.11 Publicity. No public disclosure, announcement or publicity with respect to the transaction contemplated hereby, the IPO or the NEI Plan of Organization may be made except by and with the prior approval of NEI. NEI shall coordinate with Shareholders in making announcements of this transaction to the Operating Company's customers, suppliers and employees.

     15.12 Special Provisions Concerning the Profit Sharing Plan. The following special provisions are made concerning the operation and effect of the provisions of this Agreement insofar as the Profit Sharing Plan, the Plan Segregated Accounts and the Plan Trustee are concerned notwithstanding any other provisions of this Agreement to the contrary.

          (a) The representations, warranties and agreements appearing in
Article III shall be made by the Individual Shareholders, the Company and the Operating Company and not by the

Profit Sharing Plan, the Plan Segregated Accounts or the Plan Trustee. The Profit Sharing Plan hereby makes the following special representations and warranties:

               (i)  In the case of the shares of Company Stock reflected on
                    Schedule 3.3.1 as being owned by the respective Plan Segregated Accounts, such shares are owned by the Profit Sharing Plan and held in such Plan Segregated Accounts and are not subject to any liens, claims, pledges, security interests and encumbrances created by the Profit Sharing Plan.

               (ii) This Agreement is the legal, valid and binding obligation of the Profit Sharing Plan enforceable against the Profit Sharing Plan in accordance with its terms, subject to the effect of ERISA, bankruptcy, insolvency, moratorium and other similar laws.

          (b) The following provisions of this Agreement shall, to the extent that such provisions would otherwise create an agreement, acknowledgment or covenant of the Shareholders, be deemed to create an agreement, acknowledgment and/or covenant of the Individual Shareholders and not of the Profit Sharing Plan, the Plan Segregated Accounts or the Plan Trustee: (i) Section 2.6; (ii)
Article V; (iii) Section 7.4; (iv) Section 8.2; (v) Section 8.3; and (vi) Sections 11.1, 11.2 and 11.3.

          (c) The references to "Shareholder" or "Shareholders" in the following provisions shall be deemed to refer to the Individual Shareholders and not to the Profit Sharing Plan, the Plan Segregated Accounts or the Plan Trustee: (i)
Section 7.4; (ii) Section 7.8; (iii) Section 7.12; (iv) Section 7.15; and (v)
Section 7.17.

          (d) Without limitation to the provisions of Article IX or any other provisions of this Agreement, no provision of this Agreement: (i) shall create any liability or obligation, express or implied, of the Plan Trustee in its individual or corporate capacity or in any capacity other than as a directed trustee of the Plan Segregated Accounts under the Profit Sharing Plan; (ii) shall be deemed to require or compel the Plan Trustee to take any action that would be in violation of ERISA or other applicable law; or (iii) shall apply to, or create any liability or obligation (express or implied, direct or indirect) applicable to any assets of the Profit Sharing Plan other than the respective Plan Segregated Accounts.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                       NATIONWIDE ELECTRIC, INC.


                                       By:
                                           -------------------------------------
                                                                           "NEI"


SHAREHOLDERS:                          THE ALLISON COMPANY


                                       By:
---------------------------------          -------------------------------------
Robert Allison                                                     The "Company"


---------------------------------      ALLISON-SMITH ELECTRIC COMPANY,
David Cartwright                       INC.


                                       By:
---------------------------------          -------------------------------------
Lanny Thomas                                             The "Operating Company"


The Allison-Smith Company Profit
Sharing Plan


By
   -------------------------------


               NATIONWIDE ELECTRIC, INC. -- THE ALLISON COMPANY
                    STOCK PURCHASE AGREEMENT SIGNATURE PAGE

                                 SCHEDULE 2.2

                                PURCHASE PRICE

TOTAL PURCHASE PRICE DUE AT CLOSING/(1)/                   $15,585,000
     Cash                                                  65%
     NEI Stock/(2)/                                        35%

ASSETS TO BE RETAINED    [Bob Allison is
                         preparing list of assets
                         aggregating less
BY SHAREHOLDERS          than $10,000]

LIABILITIES TO BE
LIQUIDATED BY
SHAREHOLDERS PRIOR
TO THE CLOSING DATE                 [None]

-------------------
/(1)/ In addition to the cash portion of the Purchase Price payable at Closing, NEI agrees to pay to the Shareholders as additional Purchase Price, in cash, an earnout amount (the "Earnout") equal to 25% of the amount by which the consolidated EBIT of the Company (without taking into effect any overhead or other costs attributable to NEI or any Other Founding Company) for each of the fiscal years ending March 31, 1999 and 2000 (each, an "Earnout Period") exceeds $2,500,000. For purposes of this provision, "consolidated" shall mean the Company and the Operating Company only. The Earnout, if any, shall be paid by wire transfer to the account or accounts designated by the Shareholder Representative, not later than 15 business days after the Company's independent certified public accountants shall have delivered to the Company, with a copy to the Shareholder Representative, the audited consolidated financial statements of the Company for each fiscal year during the Earnout Period. For purposes of computing the Earnout, NEI shall maintain separate consolidated books and records for the Company and the Operating Company or the Division corresponding thereto.

/(2)/ The actual number of shares of NEI Stock shall be based upon the initial offering price determined at the Pricing, rounded up to the nearest whole share.

                                SCHEDULE 3.3.1

                                 SHAREHOLDERS

                                                            Number of Shares
Name                                                        of Company Stock
----                                                        ----------------

                                 SCHEDULE 11.1

                          TERM OF NONCOMPETE COVENANT


                                                            Years from
      Name                                               the Closing Date
      ----                                               ----------------
      Robert Allison                                             5

      David Cartwright                                           2

      Lanny Thomas                                               2